UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EVOLVING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2010

To the Stockholders of Evolving Systems, Inc.:

You are invited to attend the annual meeting of the stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 16, 2010.

At the meeting, you will be asked to act on the following matters:

1.                           election of two directors nominated by the Board of Directors to serve for a term of three years;

2.                           the approval of an amendment to the Company’s 2007 Stock Incentive Plan to increase the total number of shares of common stock authorized for issuance under the plan by 250,000 shares and to provide for certain other amendments as described more fully in the Proxy Statement;

3.                           the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for its fiscal year ending December 31, 2010; and

4.                           such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 19, 2010 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT AND VOTE BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

By order of the Board of Directors,

Englewood, Colorado	Anita T. Moseley
April 22, 2010	Secretary

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
June 16, 2010

This proxy statement contains information related to the annual meeting of stockholders of Evolving Systems, Inc. which will be held at 9:00 a.m. local time at the Company’s headquarters located at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on June 16, 2010, and any postponements or adjournments thereof. Evolving Systems first mailed, or made available on the Internet, these proxy materials to stockholders on or about April 30, 2010.  In this proxy statement, “Company,” “Evolving Systems,” “we,” “us,” and “our” each refer to Evolving Systems, Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules that require issuers to provide proxy materials to stockholders on the Internet.  We will be able to provide our stockholders with the information they need, while lowering the cost of the delivery of materials and reducing the environmental impact of printing and mailing hard copies.

The cost of solicitation of the proxies will be paid by Evolving Systems.  Officers, directors and regular employees of Evolving Systems, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. Evolving Systems has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include:

•                  Our proxy statement for the annual meeting; and

•                  Our 2009 Annual Report to Stockholders, which includes our audited consolidated financial statements.

As required by SEC rules, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on April 19, 2010.  All stockholders will have the ability to access the proxy materials on a website referred to in the Notice (www.evolving.com/investor_relations.html) or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

The Notice will provide you with instructions regarding how to:

•                  View our proxy materials for the annual meeting on the Internet; and

•                  Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail, telephone, on the Internet, or by attending the meeting and voting in person.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Quorum and Required Votes

Only holders of record of shares of Evolving Systems’ common stock at the close of business on April 19, 2010, the record date, are entitled to vote at the meeting or any postponements or adjournments of the meeting.  As of the record date, Evolving Systems had 10,021,459 shares of common stock outstanding.  Please note that on June 9, 2009, our stockholders approved a 1-for-2 reverse stock split.  All references to stock in this proxy statement reflect the reverse stock split.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting.  Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum.  An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter.  A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares.  Abstentions and broker non-votes, while included for quorum purposes, will not be counted as a vote “cast” for or against any proposal, except that abstentions and broker non-votes will have, with respect to Proposal No. 2 only, the equivalent effect of a vote “Against” such proposal.

Please note that the rules governing brokers have changed recently. Brokers may not vote your shares on the election of Directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote.  Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal No. 1 — Election of Directors.  If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be counted in the election of directors.  Brokers will not have the discretionary voting power to vote for directors on behalf of their clients whose shares are held in “street name.”

Proposal No. 2 — Approval of an Amendment to the 2007 Stock Incentive Plan.  The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve the proposal to amend the Evolving Systems 2007 Stock Incentive Plan.  Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote “Against” the proposal.  Brokers will not have discretionary voting power to vote on Proposal No. 2 for their clients whose shares are held in “street name.”

Proposal No. 3 — Ratification of Grant Thornton LLP as Evolving Systems’ Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.  Brokers will have the discretionary voting power to vote on the ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm for their clients whose shares are held in “street name.”  Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

Recommendation of Board of Directors

The Board recommends stockholders vote FOR all proposals.  Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  Specifically, the Board’s recommendations are set forth below.  In summary, the Board recommends a vote:

•                  FOR the election of the nominated slate of directors;

•                  FOR the approval of the amendment to the Evolving Systems, Inc. 2007 Stock Incentive Plan; and

•                  FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm to audit the consolidated financial statements of Evolving Systems for our fiscal year ending December 31, 2010.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the annual meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Evolving Systems either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and request to recast your vote. Attendance at the annual meeting will not, by itself, revoke a previously granted proxy.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Evolving Systems stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Evolving Systems, Inc., Anita T. Moseley, Secretary, 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, or contact Anita T. Moseley at 303-802-1000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our Board of Directors is divided into three (3) classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and qualified.

In February 2008 we entered into a Standstill Agreement  (“Standstill Agreement”) with Karen Singer, Trustee of the Singer Children’s Management Trust (“Singer Trust”) in which we agreed to increase the size of our Board of Directors from seven (7) to nine (9) members and to appoint two persons nominated by the Singer Trust (“Singer Nominees”) to serve in those positions, provided those individuals satisfied NASDAQ’s current listing standards for independence and the Singer Nominees were qualified and acceptable to serve as directors of the Company.

Under the Standstill Agreement, for a period ending on September 30, 2009 (the “Standstill Period”) the Singer Trust and its affiliates agreed that they would:

•                  not nominate (other than the Singer Nominees) or oppose directors for election at any Annual Meeting of Stockholders of the Company;

•                  vote all shares owned by any of them (collectively, the “Shares”) as of the record date, to be present for quorum purposes; and

•                  at any meeting of stockholders of the Company at which directors are to be elected, vote all Shares as of the record date in favor of the Company’s nominees for directors.

Pursuant to the Standstill Agreement, on March 31, 2008, our Board of Directors adopted a resolution to increase the size of the Board from seven (7) to nine (9) members and we appointed David S. Oros and Richard R. Ramlall as Directors.   Mr. Oros was subsequently re-elected by our stockholders and Mr. Ramlall has been nominated to serve for re-election at the 2010 stockholders’ meeting.

On October 15, 2009, George A. Hallenbeck, one of the founders of the Company, resigned as a Director.

On December 10, 2009, the Board of Directors appointed John B. Spirtos to the Board to fill the vacancy resulting from Mr. Hallenbeck’s resignation. The Board of Directors also approved an amendment to the Rights Agreement, described in more detail on page 42, “Certain Relationships and Related Transactions,” between the Company and American Stock Transfer & Trust Company LLC.  The first Amendment increased, from 22.5% to 25.0%, the percentage of the Company’s common stock that a person or group of affiliated or associated persons may beneficially own without triggering the exercisability of the Rights.  All other provisions of the Rights Agreement remain unchanged.  Note that on April 20, 2010, the Board of Directors approved the second Amendment to the Rights Agreement, increasing from 25.0% to 29.0%, the percentage of the Company’s common stock that a person or group of affiliated or associated persons may beneficially own without triggering the exercisability of the Rights.  All other provisions of the Rights Agreement remain unchanged.

On December 11, 2009, we received a letter from the Singer Trust informing us that as the result of the appointment of John B. Spirtos to the Company’s Board of Directors and the Company’s approval of the amendment to the Rights Agreement the Singer Trust will vote in favor of the re-election of Philip Neches and Richard Ramlall to the Company’s Board of Directors at the Company’s 2010 annual meeting of stockholders and the Singer Trust will not seek or otherwise support additional stockholder protections or reforms at the meeting.

On March 12, 2010, Stephen K. Gartside, Jr., then current Chairman of the Board, resigned from the Board to devote his time and energies to his position as President of Newton Running.  The Board of Directors appointed Mr. Dupper, who is the Company’s Chief Executive Officer and President, to serve as the Chairman of the Board.  In accordance with Article IV, Section 15, of the Company’s Bylaws, the Board also agreed to reduce the size of the Board from 9 to 8 members and to appoint a Lead Independent Director in the near future.

Seven (7) of our Directors (Messrs. Armstrong, Neches, Nicol, Oros, Spirtos, Ramlall and Warnecke) are independent under NASDAQ’s current listing standards. Mr. Dupper is not considered independent under NASDAQ’s current listing standards.

There are two (2) Directors, Philip M. Neches and Richard R. Ramlall, whose terms of office expire in 2010. The Board has nominated Messrs. Neches and Ramlall for re-election.  Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the annual meeting, each of the nominees would serve until the 2013 annual meeting and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

Set forth below is biographical information for the persons nominated and each person whose term of office as a director will continue after the annual meeting.  Ages are as of April 15, 2010.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Nominees for Election for a Three-Year Term Expiring at the 2013 Annual Meeting

Philip M. Neches

Dr. Neches, 58, became a member of the Board of Directors in August 2005, when he was appointed by the Board of Directors of the Company to fill a vacancy on the Board.  Since July 2005, he has served as the Chairman of Foundation Ventures LLC, a New York City based investment bank serving information technology and life science companies.  Since September 1996, Dr. Neches has acted as an independent consultant, advisor and board member for a number of public and private information technology companies.  Prior to 1996, Dr. Neches served as Vice President and Group Technology Officer, Multimedia Products and Services Group, AT&T Corporation (1994-1996) and Senior Vice President and Chief Scientist at NCR Corporation (1989-1994). Dr. Neches founded Teradata Corporation in July 1979, where he served as Vice President and Chief Scientist (1979-1988).  Teradata pioneered the application of parallel processing to commercial applications with hardware and software products that implement the world’s largest relational databases.  Dr. Neches currently serves on the Board of Trustees of the California Institute of Technology, sits on its Alumni Relations, Audit & Compliance, Business & Finance, JPL, and Executive Committees, chairs the Technology Transfer Committee and the Visiting Committee for the Division of Engineering and Applied Science and serves as vice chairman of the Audit and Compliance Committee.  Dr. Neches received his formal training at the California Institute of Technology, where he holds a B.S. (1973), M.S. (1977), and Ph.D. (1983) in Computer Science.

With his extensive experience as Chief Scientist at NCR, and as founder and Chief Scientist at Teradata, as well as his significant research and development experience, Dr. Neches brings a drive for innovation and a unique perspective to our Board.  His business acumen, telecommunications industry experience and technology focus make Dr. Neches a valuable contributor to our Board.  His tenure as a senior executive at AT&T gives Dr. Neches a deep understanding of the challenges facing our customers and his service on the audit committees of various companies has provided him valuable experience dealing with accounting principles and financial reporting rules and regulations.

Richard R. Ramlall

Richard R. Ramlall, 54, became a member of the Board of Directors in March 2008.  Since March 2005 he has served as Senior Vice President, Strategic External Affairs and Programming at RCN Corporation, a leading broadband provider of video, data, and voice services to residential, business and commercial/carrier customers.  Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York-based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005.  From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic.  In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House.  Mr. Ramlall currently serves on the

Alzheimer’s Association—National Capital Area Board of Directors and Gateway Communications Services, Inc., an advanced communications and IT solutions company.  Mr. Ramlall holds a B.S. in Business Administration and an M.G.A. (Technology Management) from the University of Maryland.

Mr. Ramlall brings to our Board more than 25 years of experience in the telecommunications industry and more than 10 years of international business experience, as well as operational experience at a senior executive level, with particular emphasis on Indian operations.  As Senior Vice President at RCN Corporation, Mr. Ramlall is responsible for investor relations activities and participates in RCN’s disclosure control committee, bringing valuable investor and corporate governance expertise and experience to our Board and our Management team.

Directors Continuing in Office until the 2011 Annual Meeting

Thaddeus Dupper

Thaddeus Dupper, 53, was named President of the Company on January 1, 2007, and assumed the additional position of Chief Executive Officer on April 2, 2007.  He became a member of the Board of Directors in June 2007 and was named Chairman of the Board on March 12, 2010.  He joined the Company in February 2004 as Vice President of Sales and Business Development. In January 2005 he was promoted to Executive Vice President of Worldwide Sales & Marketing.  Before joining Evolving Systems, Mr. Dupper was Vice President of Sales and Marketing from October 2002 until February 2004 with Expand Beyond, a wireless software company.  Prior to that, Mr. Dupper was Vice President of International Sales for Terabeam, a technology development and service provider that deploys Metropolitan Area Networks using Gigabit Ethernet, IP and Free Space Optics, from June 2000 until September 2002.  In addition, he served as Senior Vice President of Value-Added Products and Professional Services at Dun & Bradstreet, a global provider of company credit reports, from January 1998 until May of 2000. Mr. Dupper was an early member of the Teradata management team where he held a variety of sales and sales management positions from 1985 until 1997. Mr. Dupper began his career at Amdahl Corporation as a systems engineer from 1979 until 1985. Mr. Dupper received a B.S. degree in Computer Information Systems from Manhattan College.

Mr. Dupper brings to the Board extensive experience working in technology in a variety of positions at the senior management level.  His diverse business experience allows him to provide direction and leadership in corporate strategy, talent management and compensation, budgeting and sales. Moreover, Mr. Dupper’s day-to-day leadership and detailed knowledge of our business and operations provide the Board with company-specific experience and expertise.

David S. Oros

David S. Oros, 50, joined the Company’s Board of Directors in March 2008.  Since 2006, Mr. Oros has served as Chairman of the Board of NexCen Brands, Inc. (NASDAQ: NEXC), a leading vertically integrated brand acquisition and management firm focused on brand management.  Mr. Oros is also Chairman of the Board of Surroundart, a full service fine arts company.  From 1996 until June 2006, Mr. Oros was the Chairman of the Board and CEO of Aether Systems, Inc., a leading provider of wireless and mobile data solutions for the transportation, fleet management and public safety industries.  From 1994 until 1996, Mr. Oros was President of NexGen Technologies, L.L.C., a wireless software development company. From 1992 until 1994, he was President of the Wireless Data Group at Westinghouse Electric. Prior to that, from 1982 until 1992 Mr. Oros was at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development.  Mr. Oros received a B.S. in mathematics and physics from the University of Maryland, and holds a U.S. patent for a multi-function radar system.  Mr. Oros currently serves on the Board of Directors for the University of Maryland School of Nursing.  Mr. Oros is also a managing partner for Global Domain Partners, LLC, a managed futures company that uses advanced optimization modeling as a predictive tool for worldwide markets, currencies and commodities.

Mr. Oros has front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts, from his current role as Chairman of the Board of NexCen and previously having served as CEO of Aether Systems, President of NexGen Technologies, LLC and President of the Wireless Data Group of Westinghouse Electric.  With his knowledge of the complex issues facing global companies today and his understanding of what makes businesses work effectively and efficiently, Mr. Oros is a skilled advisor.  His formal education and his experience in directing large research and development programs while at Westinghouse Electric also provides him with the background and expertise to assist the Board with technology-related issues.

Steve B. Warnecke

Steve B. Warnecke, 53, joined the Company’s Board of Directors in March 2003.  In November 2008 he was named the Chief Financial Officer of Bacterin International, Inc., a privately-held company focused on biomaterials research and development and commercialization.  From April 2002 to April 2009, he served as CFO of The Children’s Hospital Foundation, a Colorado not-for-profit foundation.  Mr. Warnecke also serves as Chief Executive Officer of Children’s Partners Foundation and serves on the Board of Directors of the Cystic Fibrosis Foundation.  In 1983, Mr. Warnecke founded and he remains President of Children’s Business Partners, Inc., a venture capital company. In addition, from August 2001 through January 2002, Mr. Warnecke served as Senior Vice President—Strategic Planning for First Data Corp.’s Western Union subsidiary.  From August 1999 through June 2001 Mr. Warnecke served as Chief Financial Officer for Denver-based Frontier Airlines.  Mr. Warnecke holds a B.B.A. from the University of Iowa and passed the C.P.A. exam in 1979.

Mr. Warnecke, who passed the C.P.A. exam, has spent his entire career focused on the financial aspects of business. As former Chief Financial Officer of Frontier Airlines, Mr. Warnecke has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing a public company.  He brings an understanding of financial strategy in challenging environments.  In addition, in previously serving as CFO at The Children’s Hospital Foundation and currently serving as CFO of Bacterin International, with revenue from 5 continents, Mr. Warnecke gained valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process. Mr. Warnecke has significant experience managing audits and, while at Frontier Airlines, Mr. Warnecke handled all banking and financing relationships, as well as the investor relations and institutional investor relationships.

Directors Continuing in Office until the 2012 Annual Meeting

Bruce W. Armstrong

Bruce W. Armstrong, 48, joined our Board of Directors in June 2007.  In September 2008 he was appointed Chairman of the Board and CEO of Kickfire, a privately-held company headquartered in Santa Clara, California, focused on high performance analytics for the MySQL data warehouse market.  He previously served as President and CEO of publicly-traded KNOVA Software (KNVS) from February 2005 to March 2007.  KNOVA Software was acquired by Consona CRM in March 2007.  From November 2002 to February 2005, Mr. Armstrong served as President and CEO of privately-held Kanisa, a leading provider of customer service, self-service and intelligent search applications.  From March 2000 to August 2002, Mr. Armstrong was a partner at Internet Capital Group (ICGE).  Prior to March 2000, Mr. Armstrong was President and CEO of CMPnet; EVP of Sales & Marketing at Broadbase Software (now KANA); and VP & GM of the Server Products Group at Sybase.  Mr. Armstrong started his career in June 1985 at Teradata Corporation, where he was named to lead the Enterprise Solutions Division after the company was acquired by AT&T/NCR. Mr. Armstrong has served on the boards of several private and public companies. Currently, in addition to his position as Chairman of the Board of Kickfire, he serves on the board of The Bay School of San Francisco, an independent, coeducational college preparatory high school located in the Presidio of San Francisco.  He holds a Bachelor’s Degree in Computer Science from the University of California at Berkeley.

Mr. Armstrong brings more than 25 years of experience in delivering products and services relating to technology companies.  His extensive understanding of sales and marketing in the telecommunications and technology industries provides the Board with an invaluable resource for product development and marketing and corporate strategy.  In addition, having previously served as President and CEO of a publicly traded software company, Mr. Armstrong brings valuable experience of issues facing public companies today. As the CEO and Chairman of a software company, Mr. Armstrong brings experience in leadership development and talent management, a key part of the Company’s overall strategy.

David J. Nicol

David J. Nicol, 64, became a member of the Board of Directors in March 2004. Currently a consultant in the IT services industry, Mr. Nicol also serves on several advisory boards. From December 2005 until December 2008, he served as Executive Vice President and Chief Financial Officer for Solutionary, a managed IT security services provider.  From 2001 to the end of 2003, he served as Senior Vice President, Product Management and Development for VeriSign Communications Services.  VeriSign provides signaling, intelligent network services and related e-commerce solutions to all service provider segments of the communications industry. Prior to its acquisition by VeriSign in 2001, Mr. Nicol held the same position at Illuminet from 1996 and its predecessor company ITN from 1994.  In those capacities, Mr. Nicol was responsible for product management, product development, application services support and business development. Prior to ITN, Mr. Nicol was Chief Operating Officer for International Micronet Systems, Inc. (1992-93), and Chief Operating Officer and Partner for iLAN, Inc (1990-92).  During 1984 through 1990, Mr. Nicol held various officer positions with Sprint Corporation, lastly serving as Corporate Vice President Planning.  Mr. Nicol holds a B.Sc. from Ohio State University, an M.A. from Case Institute of Technology, and a Ph.D. from Case Western Reserve University.

With his years of managerial experience at United Telephone, ITN, Illumnet and Verisgn, Mr. Nicol brings to the Board demonstrated management ability at a senior level, as well as telecom and international experience.  In addition, Mr. Nicol has a Ph.D. in corporate finance, has taught corporate finance at the MBA level, and served as the CFO at Solutionary from 2005 to 2008.  He brings an understanding of operations and financial strategy.  Mr. Nicol is able to draw upon, among other things, his knowledge of raising capital and investor communications, having served as a member of the team that participated in Illuminet’s initial public offering and having raised significant funding for Solutionary.

John B. Spirtos

John B. Spirtos, 44, became a member of the Board of Directors in December 2009. He has served as Executive Vice President of privately-held GridPoint, Inc. since June 2009.  GridPoint provides smart grid solutions to producers and consumers of energy.  From June 2008 until May 2009, Mr. Spirtos was Senior Vice President of Comverse Technology (Pink Sheets: CMVT), a provider of billing and messaging software to the global communications industry.  Previously, from August 2004 until June 2008, Mr. Spirtos was Senior Vice President of corporate Development of NeuStar, Inc. (NYSE: NSR) a provider of clearinghouse and directory services to the communications and Internet industry.  Prior to 2004, Mr. Spirtos served as President of Corvis Corporation and its wholly owned subsidiary, Broadwing Communications, Inc. (NASD: BWNG), an integrated communications equipment and services provider.  Since July 2009, Mr. Spirtos has served on the Board of Directors and compensation committee of Primus Telecommunications, Inc. (OTCBB:PMUG) a global facilities-based services provider offering bundled data, voice and other value-added services.  From August 2008 through May 2009 Mr. Spirtos served on the Board of Directors of Verint (OTCBB:VRNT) and Ulticom (OTCBB:ULTC).  Mr. Spirtos currently serves on the Board of Directors of the Washington Education and Tennis Foundation, a non-profit corporation.  Mr. Spirtos holds a B.S. from the University of California, a J.D. from Southwestern University and LL.M and M.B.A. degrees from Georgetown University.

Mr. Spirtos is a new member of the Board of Directors, having recently been appointed to the Board in December 2009.  His background in investor relations, strategic planning and significant experience with mergers and acquisitions will provide an important resource to our Board.  Mr. Spirtos has participated in securing over $12 billion in funding for various entities since 1996 and has completed over 70 financings and merger and acquisition transactions.  Mr. Spirtos also has extensive experience in the telecommunications and technology fields at the senior management level.  Mr. Spirtos has a law degree and is a former tax attorney who can contribute to the Board’s oversight on regulatory matters.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board.  Our Board believes that a combined CEO/Chairman of the Board arrangement is currently the best structure for our Board as our Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying our priorities and leading the execution of our strategy.  Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise.  Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board.

The Board intends to appoint a Lead Independent Director prior to the date of the Annual Stockholders’ Meeting. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed.  The Board believes that the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, will provide the appropriate balance between strategy development and independent oversight of management.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its committees, as well as senior management, to support the Board’s oversight role.  The Company’s Compensation Committee provides information relating to the Company’s compensation plans and arrangements.  The Audit Committee assists with oversight of financial risks and the Nominating and Governance Committee focuses on risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks, the full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors and its committees. Our Board of Directors provides management oversight, helps guide the Company on strategic planning, approves the Company’s operating budgets and meets regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings.  In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and several special meetings each year.  At least twice a year, time is set aside for the independent directors to meet without management present.  Our Board met 7 times during fiscal year 2009. In fiscal year 2009 each director attended at least 75% of all Board meetings held after becoming a member of the Board.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Below is a table that provides membership and meeting information for each of the Board committees during 2009. In fiscal year 2009 each committee member attended at least 75% of the meetings of each applicable committee held after becoming a member of that committee.

Name	Audit	Compensation	Governance & Nominating
Mr. Armstrong		X	X
Mr. Dupper
Mr. Gartside
Mr. Hallenbeck
Mr. Neches	X	X	X*
Mr. Nicol	X	X*
Mr. Oros
Mr. Ramlall
Mr. Spirtos
Mr. Warnecke	X*		X

Total meetings in fiscal year 2009	4	1	4

*  Denotes Committee Chairperson as of December 31, 2009.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee meets with our independent registered public accounting firm at least annually to review the results of the annual audit and discuss the financial statements. The Committee also meets with our independent registered public accounting firm quarterly to discuss the results of the accountants’ quarterly reviews as well as quarterly results and quarterly earnings releases; recommends to the Board the registered public accounting firm to be retained; and receives and considers the accountants’ comments as to internal controls and procedures in connection with audit and financial controls. The Audit Committee reviews all financial reports prior to filing with the Securities and Exchange Commission (SEC) and reviews all financial press releases prior to release. The specific responsibilities in carrying out the Audit Committee’s oversight role are set forth in the Audit Committee’s Charter, a copy of which is posted on the Company’s website, www.evolving.com, under “About Us — Corporate Governance.” The Audit Committee consists of Messrs. Neches, Nicol and Warnecke, all of whom are independent directors as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 10A(m)(3) and NASDAQ listing standards. The Board of Directors has determined that Mr. Warnecke is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. For more information concerning the Audit Committee see the “Report of the Audit Committee” contained in this proxy statement.

The Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of the Chief Executive Officer and our other executive officers, to review and recommend an incentive compensation plan, approve grants of stock awards to employees and consultants under our stock incentive plan and otherwise determine compensation levels and perform such other functions regarding compensation as the Board may delegate. During 2009, the Compensation Committee consisted of Messrs. Armstrong, Neches and Nicol.  On April 20, 2010, the Company entered into an agreement with the Singer Trust to increase the size of the Compensation Committee to four (4) members and also agreed that so long as the Singer Trust beneficially owned twenty-percent (20%) or more of the Company’s common stock there would be at least two (2) Singer Nominees on the Compensation Committee.  The Company also agreed that all action by the Compensation Committee would require unanimous approval of all Committee members.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (the individuals listed in the Summary Compensation Table on page 27), to consider appropriate compensation for our chief executive officer (“CEO”).  For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our CEO.  Our CEO annually reviews each other named executive officer’s performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our incentive compensation plan and equity incentive awards for all executive officers, excluding himself.  Based in part on these recommendations from our CEO and other considerations described in the Compensation Discussion and Analysis, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.  The Compensation Committee also annually analyzes our CEO’s performance and determines his base salary and incentive compensation and stock awards, based on its assessment of his performance.  Periodically, the Compensation Committee has engaged the services of an independent compensation consultant to assist the Committee in establishing compensation levels for executive officers.

The specific responsibilities and functions of the Compensation Committee are discussed in the Compensation Committee Charter, which is posted on our website, www.evolving.com, under “About Us — Corporate Governance.”

Governance and Nominating Committee.  The primary responsibilities of the Governance and Nominating Committee (the “Nominating Committee”) are to monitor corporate governance matters, to determine the slate of Director nominees for election to the Company’s Board of Directors and to identify and recommend candidates to fill vacancies occurring on the Board of Directors.

Criteria and Diversity. In filling vacancies that occur on the Board, and nominating candidates for election, the Nominating Committee takes into account certain minimum qualifications and qualities that the Committee believes are necessary for one or more of the Company’s directors to possess. These qualifications and qualities are as follows:

•      Experience with businesses and other organizations comparable to the Company. For example, experience in the telecommunications industry and/or experience in a software development company is desirable.

•      Experience in reviewing, and the ability to understand, financial statements.

•      Experience in the operational and corporate governance aspects of running a public company.

•      Experience working with or overseeing management and establishing effective compensation strategies to align management with Company objectives and stockholder financial returns.

•      The candidate’s independence from conflict or direct economic relationship with the Company. For example, individuals who are employed by one of our customers or a competitor would not be eligible for our Board.

•      The candidate’s contacts within the telecommunications industry, and/or within the finance and investment banking industry.

•      Experience with mergers and acquisitions.

•      The ability of the candidate to attend Board and committee meetings regularly (either in person or by telephone) and devote an appropriate amount of effort in preparation for those meetings.

•      A reputation, strength of character and business judgment befitting a director of a publicly held company.

Candidates for the Board should have some, but not necessarily all, of the above-described criteria. Although the Company has no policy regarding diversity, the Committee seeks diversity in the broadest sense, with the goal of having a Board composed of a broad diversity of experience, professions, skills, geographic representation, backgrounds and culture. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests using its diversity of experience and sound business judgment.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The process used by the Nominating Committee for identifying and evaluating nominees for directors is as follows:

•      Nomination of an existing Board member whose term is expiring.  Each year prior to preparation of the proxy statement for the annual meeting, the Nominating Committee meets to determine whether any Board member whose term will expire at the upcoming annual meeting desires to remain on the Board and, if so, whether such individual should be recommended for nomination. The Committee evaluates whether the individual continues to meet the then current qualifications and qualities established by the Committee for Board membership, as well as the contributions made by the individual during his or her tenure on the Board. The Committee, among other things, takes into consideration the individual’s attendance at Board and committee meetings and his or her participation in, and preparation for, such meetings. In the event the Committee determines that it is in the Company’s best interest to nominate an existing Board member whose term is expiring for re-election, the Committee will adopt a formal recommendation for consideration and adoption by the full Board of Directors, which, if adopted by the Board of Directors, will be contained in the proxy statement.

•      Consideration of candidates proposed by stockholders.  The Nominating Committee will consider candidates for the Board proposed by stockholders. Stockholders wishing to nominate a candidate for consideration by the Committee may do so by writing to the Company’s Secretary and providing the candidate’s name, biographical data and qualifications. The Committee will consider the candidate for nomination in the same manner as described below, “Consideration of new candidates for the Board.” A stockholder proposal for inclusion in the proxy statement (and received in accordance with the procedures described in our Bylaws and our previous year’s proxy statement) will be included in the proxy statement in accordance with SEC regulations.

•      Consideration of new candidates for the Board.  The Nominating Committee will consider new candidates for the Board to fill vacancies that occur on the Board. Recommendations for candidates may be submitted to the Committee through the Company’s Secretary. The Secretary will forward names and qualifications of proposed candidates to the Committee members. The Committee will review the materials to determine whether the candidate appears to meet the qualifications and qualities established by the Committee for Board membership. If the candidate appears to be qualified, the Committee will conduct an interview of the candidate, which may include interviews with management as well as other members of the Board. The Committee may recommend a candidate for membership on the Board, subject to final approval of a majority of the Board of Directors, and the results of a background investigation and reference check of the candidate.

The specific responsibilities and functions of the Nominating Committee are set forth in the Nominating Committee Charter. The Committee’s charter is posted on our website, www.evolving.com, under “About Us — Corporate Governance.” The current members of the Nominating Committee are Messrs. Armstrong, Neches and Warnecke.

DIRECTOR COMPENSATION

The 2009 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.  Annual compensation is pro-rated to dates of appointment and termination.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$20,000	$10,000
Audit Committee	$0	$5,000

In addition, we grant non-employee Directors stock options upon joining the Board of Directors (currently, 15,000 shares vesting one-third on the one-year anniversary date of appointment with the balance vesting quarterly over a two-year period) and annually thereafter (typically, 5,000 shares, vesting quarterly over a one-year period), with annual grants being made on the date of the annual stockholders’ meeting to Board members who have served at least 6 months.  In most cases, options are priced at the closing price for the Company’s stock on the date of the grant.  Occasionally, options may be approved for a grant date that is a few days later for administrative reasons, for example, to allow sufficient time to prepare grant documents and SEC Form 4 filings.  In December or January each year we typically grant non-employee Directors 2,500 shares of restricted stock, vesting quarterly over a one-year period.  We expect to continue awarding stock options and restricted stock awards to our non-employee Directors consistent with prior practices.

We do not provide any deferred compensation, health or other personal benefits to our Directors.  We reimburse each Director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

2009 Director Compensation Table

The table below summarizes the compensation earned by non-employee Directors for the fiscal year ended December 31, 2009.

(a)	(b)		(c)	(d)	(e)
Name (1)	Fees Paid in Cash ($)		Stock Awards ($)(6)	Option Awards ($)(7)(8)	Total ($)
Bruce W. Armstrong	$20,000		—	$21,366	$41,366
Stephen K. Gartside, Jr. (2)	$35,000		—	$21,366	$56,366
George A. Hallenbeck (3)	$20,000		—	$21,366	$41,366
Philip M. Neches	$20,000		—	$21,366	$41,366
David J. Nicol	$20,000		—	$21,366	$41,366
David S. Oros	$20,000		—	$15,336	$35,336
Richard R. Ramlall	$20,000		—	$15,366	$35,336
John B. Spirtos (4)	$1,150	(5)	—	$62,294	$63,444
Steve B. Warnecke	$25,000		—	$21,366	$46,366

(1)  See the Summary Compensation Table on page 27 for information on compensation earned by Mr. Dupper during fiscal year 2009.

(2)  Mr. Gartside was paid an additional $5,000 in 2009 from fees earned under a 2008 consulting agreement with the Company.

(3)  Mr. Hallenbeck resigned from the Board of Directors on October 15, 2009; the Company entered into a Consulting Agreement with Mr. Hallenbeck described in more detail on page 42, “Certain Relationships and Related Transactions.”

(4)  Mr. Spirtos became a member of the Board of Directors on December 10, 2009 and received the standard option grant for new Board members (an option to purchase 15,000 shares of the Company’s common stock).

(5)  Pro-rated fees earned for 2009 were not paid until 2010.

(6)  There were no stock awards made to Board members in 2009.   Stock awards were made in January 2010 to eligible members of the Board.

(7)  There were two stock option awards made to the Board of Directors in 2009, one in March 2009 representing the 2008 grant that was not made as a result of administrative oversight, and the 2009 grant in June on the date of the 2009 Annual Stockholders’ Meeting.  Mr. Spirtos was appointed to the Board on December 10, 2009 and received the standard option grant for new Board members (15,000 shares). The amount in this column reflects the grant date fair value of stock options granted in 2009, computed in accordance with FASB Statement of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation-Stock Compensation. As of December 31, 2009, each Director named above had the following number of options outstanding (vested and unvested):  Bruce W. Armstrong:  25,000; Stephen K. Gartside, Jr.:  352,500; George A. Hallenbeck:  244,085; Philip M. Neches: 50,000; David J. Nicol:  60,000; David S. Oros:  20,000; Richard R. Ramlall:  20,000; John B. Spirtos: 15,000; and Steve B. Warnecke:  91,667. There were no outstanding restricted stock awards to Board members as of December 31, 2009, except for awards made to Mr. Dupper.  See 2009 Grants of Plan-Based Awards table on page 29 for information concerning Mr. Dupper.

(8)  Each of the Company’s non-employee Directors has been granted options which provide for acceleration of vesting of the number of options which would have vested over the 12-month period following the date on which a Change of Control occurs.

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Evolving Systems, Inc., 9777 Pyramid Ct., Suite 100, Englewood, CO 80112 Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We encourage, but do not require, Board members to attend our Annual Meeting of Stockholders. Three (3) members of the Board attended the 2009 Annual Stockholders’ Meeting.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and NASDAQ. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. Among other things, we have established a Disclosure Committee, comprised of executives and senior managers who are actively involved in the disclosure process, to specify, coordinate and oversee the review procedures that we use each quarter, including at fiscal year end, to prepare our periodic SEC reports.

The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “About Us — Corporate Governance.”  On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  The Board also evaluates its performance annually.

The Board has also approved a Code of Business Conduct and a Code of Ethics for Finance Employees (collectively, the “Code of Conduct”), posted on our website, www.evolving.com, under “About Us — Corporate Governance.” We require all employees and Directors to adhere to the Code of Conduct in discharging their Company-related activities. Employees and Directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. We intend to disclose on our website, or on a Current Report on Form 8-K, any amendments to or waivers of the Code applicable to those of our senior officers to whom the Code applies within five business days following the date of such amendment or waiver.  We have also established a confidential hotline to answer employees’ ethics questions and report ethical concerns. In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints we receive regarding accounting, internal accounting controls of auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Policies and Procedures for Approval of Related Person Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers or their immediate families may also be a director, executive officer or investor or have some other direct or indirect material interest.  We refer to these transactions as related person transactions.  Related person transactions have the potential to create actual or perceived conflicts of interest between Evolving Systems and its directors and officers or their immediate family members.

In March 2007, the Board formally adopted a policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K.  The Nominating and Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing, approving and/or ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT

TO THE
EVOLVING SYSTEMS, INC. 2007 STOCK INCENTIVE PLAN

Introduction

The Board has adopted, subject to stockholder approval, an amendment to the Evolving Systems 2007 Stock Incentive Plan (the “2007 Plan”) to increase by 250,000 (less shares remaining for issuance as of the record date) the number of shares of common stock that may be awarded under the 2007 Plan to a total of 1,250,000 shares (the “Amendment”).  The Amendment also (i) provides that a share issued with respect to future grants of full value awards (awards other than stock options or stock appreciation rights) will reduce the share reserve by one share instead of 1.5 shares, (ii) expands the performance measures for performance-based awards, (iii) requires action under the Plan to be by unanimous approval of all members of the Compensation Committee, (iv) provides that shares of common stock covered by stock awards that expire, are cancelled, terminate, are repurchased by us at cost or reacquired by us prior to vesting will be cancelled and will not revert to or be added to the share reserve or become available for issuance under the 2007 Plan and (v) makes other changes intended to comply with Section 409A of the Internal Revenue Code (“Section 409A”).  Our stockholders approved the 2007 Plan in June 2007 and reserved 1,000,000 shares for issuance under the 2007 Plan.  (This number reflects the 1-for-2 reverse stock split that occurred in July 2009).  As of April 19, 2010, there were 1,909 shares remaining for issuance of stock awards under the 2007 Plan.

On April 20, 2010, we entered into an agreement with the Singer Trust, described in more detail on page 42, “Certain Relationships and Related Transactions.”  Under the agreement, the Singer Trust agreed to vote all of its shares in favor of the Amendment.

Purpose of the 2007 Plan

The 2007 Plan was adopted to give us the ability to provide equity-based compensation to participants to encourage them to continue providing services to the Company and to better assure that their interests are aligned with the interests of our stockholders.  We believe that employees, directors and key consultants should have a significant stake in the Company under programs that link compensation to stockholder return.  As a result, stock awards are an integral part of our compensation plan.  The grant of a stock award has several attractive characteristics, both to the recipient and to the Company, which make such grants more attractive than increasing the level of cash compensation.  For example, granting stock awards provides an incentive to individuals because stock ownership permits them to share in our growth.  We benefit because these individuals will be motivated to grow and improve the performance of the Company.  In addition, the grant of certain stock awards preserves our cash resources.

If the stockholders approve the Amendment to the 2007 Plan, we will reserve an additional 250,000 shares of common stock, less shares remaining for issuance as of the record date, for issuance under the 2007 Plan and administer the 2007 Plan consistent with the other changes included in the Amendment.  We anticipate that, following the receipt of stockholder approval of these proposals, we will, from time to time, make stock awards to eligible participants as part of our overall compensation strategy. In determining whether to vote for this proposal, stockholders should consider that they are subject to the risk of dilution to their interests which would result if additional shares of common stock are issued under the 2007 Plan, and that as a result of the issuance of such common stock the current stockholders will own a smaller percentage of our outstanding common stock.

We have not made any specific determinations regarding individuals who may receive awards, the size of stock awards or other terms of the awards.  If the stockholders do not approve Proposal No. 2, the Company will continue the 2007 Plan according to its terms prior to the Amendment; as noted above, however, there are 1,909 shares remaining for issuance under the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2,
APPROVAL OF THE AMENDMENT TO THE EVOLVING SYSTEMS, INC. 2007 STOCK INCENTIVE PLAN.

SUMMARY OF THE KEY TERMS OF THE 2007 PLAN

The following is a brief description of the 2007 Plan, which reflects the 1-for-2 reverse stock split that occurred in July 2009, and the Amendments described in this Proposal 2.  The full text of the 2007 Plan is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2007 Plan set forth in Appendix A.

Administration of the 2007 Plan

The Compensation Committee of the Board of Directors (the “Committee”) administers the 2007 Plan and determines recipients and types of awards to be granted, including the exercise price, exercisability and number of shares subject to the award.  The Committee may also delegate administrative powers to a subcommittee or to officers of the Company subject to certain conditions.  All action by the Committee under the Plan must be unanimous.

Eligibility

All employees (including officers), consultants and Directors of the Company or any parent or any subsidiary of the Company are eligible to receive stock awards under the 2007 Plan (each employee, consultant, and Director who receives such a stock award is referred to as a “participant.”)  Participants will receive grants of stock awards at the discretion of the Committee as compensation for their services to the Company.

Types of Awards

The types of stock awards that are available for grant under the 2007 Plan are:

•      incentive stock options;

•      non-statutory stock options;

•      restricted stock;

•      restricted stock units;

•      stock appreciation rights;

•      performance awards; and

•      other stock-based awards.

Stock Subject to the 2007 Plan

Subject to adjustment for changes in capitalization, following the proposed amendment the maximum aggregate number of shares of our common stock that may be issued under the 2007 Plan may not exceed 1,250,000 shares, the “share reserve.”  The maximum number of shares that may be issued with respect to incentive stock options is 1,250,000 shares, subject to adjustment for changes in capitalization.  Each share of common stock issued pursuant to an award granted under the 2007 Plan will reduce the share reserve by one share. Pursuant to the Amendment, shares of common stock covered by stock awards that expire, are cancelled, terminate, are repurchased by us at cost or reacquired by us prior to vesting will be cancelled and will not revert to or be added to the share reserve or become available for issuance under the 2007 Plan. In addition, the share reserve shall be reduced by the full number of shares of common stock covered by a stock appreciation right that is exercised or settled.

Individual Award Limits

Awards may be denominated in shares of common stock.  The following calendar year annual limit applies to grants of awards to a participant unless the committee specifically determines at the time of grant that the award is not intended to qualify as performance-based compensation under the 2007 Plan:   500,000 shares, subject to adjustment as provided in Section 14 of the 2007 Plan, subject to stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and other stock-based awards.

Adjustment

Transactions not involving the receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the 2007 Plan and outstanding awards.  In that event, the 2007 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 2007 Plan and other share limits.  Outstanding awards also will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

Fair Market Value

Generally, fair market value of the Company’s common stock will be the closing sales price of one share of the Company’s common stock on the NASDAQ Capital Market on the date of determination.

Stock Options and Stock Appreciation Rights

The Committee may award stock options in the form of non-statutory stock options or incentive stock options or stock appreciation rights, each with a maximum term of ten years.  The exercise price for the option and the grant price for the stock appreciation right may not be less than 100% of the fair market value of one share of common stock on the date of grant.  The Committee will establish the vesting schedule for stock options and stock appreciation rights and the method of payment for the exercise price of an option, which may include cash, shares, or other awards.  The Committee will establish in the award agreement the period of time that the participant will have after termination of continuous service with the Company to exercise the vested portion of an outstanding option or stock appreciation right.  Stockholder approval of the class of eligible participants under the 2007 Plan and the limit on the number of shares covered by an award granted to any one participant during a calendar year is intended to satisfy the stockholder approval conditions for stock options and stock appreciation rights to qualify as deductible under Section 162 (m) of the Internal Revenue Code.

Restricted Stock and Restricted Stock Units

The Committee may award restricted stock and restricted stock units and establish applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Committee may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may defer the payment of dividends, with or without interest, until the award is vested or paid.  The Committee will establish the manner and timing under which restrictions may lapse.  If the participant’s continuous service is terminated during the applicable restriction period, shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Performance Awards and Other Stock-Based Awards

The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria mean any measures, as determined by the Committee, which may be used to measure the level of performance of the Company or the participant during a performance period.  The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the Committee will determine.

Dividends and Dividend Equivalents

The Committee may provide in an award agreement that the participant is entitled to receive, currently, or on a deferred basis, dividends or dividend equivalents, with respect to the shares of common stock covered by the award.

Material Terms of Performance Goals for Covered Persons

The Company intends for certain awards made under the 2007 Plan to comply with the requirements for performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code.  Generally, current federal tax law does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) unless such payments are “performance-based” as defined in the tax laws.  One of the requirements for compensation to be performance-based under those laws is that the company must obtain stockholder approval every five years of the material terms of performance goals where the Committee has the authority to select one or more performance goals previously approved by stockholders.

Group of Employees Covered

The group of employees whose compensation would be subject to the performance goals would include the Company’s senior executive officers, including the chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer), “covered officers,” and other officers or individuals who may become covered officers.

Business Criteria

The Company intends to use one or more of the following performance criteria as the basis for the performance goals:  (i) revenue, (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transaction), (iv) net earnings, (v) net income, (vi) product-related targets and (vii) cash flow, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.  The Committee may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related company, and measured quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous quarter’s or year’s results or to a designated comparison group, in each case as specified by the Committee in the award.  The Committee may establish the threshold, target and maximum performance levels, and the number of shares or dollar amounts payable at various performance levels from the threshold to the maximum.

The Committee has established qualifying performance criteria and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions.  If the amendments to the 2007 Plan are approved by the stockholders, the Company reserves the right to award or pay other additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the 2007 Plan) to the Company’s covered officers.  These other forms of compensation may be paid regardless of whether or not the qualifying performance goals for performance awards described above are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible.

Effect of Change of Control

Upon certain changes of control of the Company, the successor corporation may assume outstanding stock awards or substitute equivalent stock awards.  If the successor corporation refuses to do so, such stock awards will become fully vested and exercisable for a period of 15 days after notice from the Company but the option will terminate if not exercised during that period. For this purpose, a “Change of Control” means the occurrence of any of the following:

•      the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to the acquisition;

•      the date any person or group within the meaning of the Exchange Act acquires ownership of our stock that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power entitled to vote in the election of directors or any other change in ownership described in Treas. Reg. Section 1.409A-3(i)(5)(v);

•      the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, ownership of stock possessing 30% or more of the total voting power of the stock of the Company;

•      the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or

•      any other change in effective control described in Treas. Reg. Section 1.409A(i)(5)(vi).

Limitations on Transfer

Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.

Amendment and Termination of the 2007 Plan

The Board may, by unanimous approval, amend, suspend or terminate the 2007 Plan in any respect and at any time, subject to stockholder approval, if such approval is required by applicable law or stock exchange rules.  The Committee may waive conditions or amend the term of awards, or otherwise amend or suspend awards already granted subject to certain conditions.

Effective Date of Amendment; Term of the 2007 Plan

The amendment of the 2007 Plan will become effective immediately upon its approval by the Company’s stockholders.  Unless earlier terminated by the Board, the 2007 Plan will terminate on March 11, 2017.

FEDERAL INCOME TAX INFORMATION

The following discussion of the federal income tax consequences of the 2007 Plan is intended to be a summary of the applicable federal law as currently in effect.  Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the 2007 Plan or of stock awards granted under the 2007 Plan.  Because the federal income tax rules governing stock awards and related payments are complex and subject to frequent change, participants are advised to consult their individual tax advisors.

Non-statutory Stock Options

The grant of a non-statutory stock option will not result in the recognition of taxable income by the participant or in a deduction for the Company. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and generally, the Company is entitled to a tax deduction for the amount of the income recognized by the participant (subject to Section 162(m) of the Internal Revenue Code). If the participant later sells any of the shares acquired upon exercise of the non-statutory stock option, any gain or loss recognized will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold). Certain additional rules apply if the exercise price is paid in shares previously owned by the participant.

Incentive Stock Options

Incentive stock options granted under the 2007 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Internal Revenue Code.  There generally are no federal income tax consequences to the participant or the Company upon the grant or exercise of an incentive stock option.  However, the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price will result in an adjustment to taxable income for purposes of the alternative minimum tax. If the participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of the shares will be a long-term capital gain or loss.  Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the disposition. The participant may also have additional gain or loss upon the disqualifying disposition, which will be capital gain or loss (long-term or short-term, depending upon the holding period for the shares). To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding deduction for the tax year in which the disqualifying disposition occurs.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in the recognition of taxable income by the participant or in a deduction for the Company. Upon exercise, the participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m) of the Internal Revenue Code). Gain or loss upon a subsequent sale of any shares received by the participant will generally be taxed as capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Other Awards

A participant who is granted restricted stock, restricted stock units, performance awards or other stock-based awards will generally not be taxed at the time of grant of the award unless the participant makes a Section 83(b) election under the Internal Revenue Code to be taxed at the time of grant or exercise, as applicable.  Upon the payment of shares with respect to units or upon the lapse of restrictions on transferability or the lapse of risk of forfeiture with respect to restricted stock, the participant will be taxed at ordinary income tax rates on the then fair market value of the shares.  The Company is required to withhold tax on the amount of income recognized and the Company will generally be allowed a tax deduction on the amount of the income recognized (subject to Section 162(m) of the Internal Revenue Code).  The participant’s tax basis in the shares will be equal to the amount of ordinary income recognized.  Upon subsequent disposition of the shares, the participant will realize capital gain or loss (long-term or short-term, depending upon the holding period for the shares sold).

Section 162(m) — Potential Limit on Company Deduction

Section 162(m) of the Internal Revenue Code limits the deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation to $1 million per fiscal year, with exceptions for certain performance-based compensation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and the plan is approved by the stockholders and contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, and (i) either the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) prior to vesting or exercisability of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Restricted stock, restricted stock units, performance awards, and other stock-based awards qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Section 409A — Deferred Compensation

Certain grants made under the 2007 Plan may constitute deferred compensation for purposes of Section 409A of the Code. If the requirements of Section 409A are not satisfied for these awards, the participant may be subject to a 20% additional tax, in addition to ordinary income tax, at the time the award becomes vested, plus interest.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Recommendation of Board of Directors

The ratification of Grant Thornton LLP as Evolving Systems’ independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3,
RATIFICATION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Billed by Independent Registered Public Accounting Firms

The following table sets forth information regarding fees for services rendered by Grant Thornton LLP related to the fiscal years ended December 31, 2009 and December 31, 2008:

Types of Fees	Fees 2009		Fees 2008
Audit Fees	$362,989	(1)	$243,343	(1)
Tax Fees	$31,069		$5,757
Total Fees	$394,058		$249,100

(1) Includes fees for statutory audits of our UK and Indian subsidiaries.

Audit Fees were for professional services for the audit of the consolidated financial statements and other fees for services that only our independent registered public accounting firm can perform, such as the review of our interim consolidated financial statements included in our Form 10-Q filings, consents and assistance with and review of documents filed with the SEC.

Tax Fees were for services related to certain tax compliance at our foreign subsidiaries and transfer pricing at our Indian subsidiary, including the preparation of tax returns, tax planning and advice.

The Audit Committee has considered the nature of all non-audit services and believes that such services are compatible with maintaining the independent registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial & Administrative Officer. The request must be specific as to the particular services to be provided, but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial & Administrative Officer, and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2008 and 2009 were pre-approved by the Audit Committee.

The Audit Committee, with the ratification of the stockholders, engaged Grant Thornton LLP to perform an annual audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2009. Our Audit Committee entered into an engagement agreement with Grant Thornton LLP which sets forth the terms by which Grant Thornton LLP performed audit services for the Company.  That agreement is subject to alternative dispute resolution procedures.

MANAGEMENT

As of April 19, 2010, the Company’s executive officers are as follows:

Name	Age	Position
Thaddeus Dupper	53	Chief Executive Officer and President
Brian R. Ervine	48	Executive Vice President, Chief Financial & Administrative Officer, Treasurer and Assistant Secretary
Anita T. Moseley	58	Sr. Vice President, General Counsel and Secretary
Stuart Cochran	40	Chief Technology Officer
James King	37	Vice President, Worldwide Sales and Marketing

Thaddeus Dupper.  For biographical information on Mr. Dupper, please see Proposal No. 1, “Election of Directors.”

Brian R. Ervine joined the Company in January 2002 as Senior Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary. In January 2005 he was promoted to the position of Executive Vice President, Chief Financial and Administrative Officer. He came to the Company from Brain Ranger, a content management software developer, where he was Chief Financial Officer and responsible for all financial and business planning activities and day-to-day operations from February 2001 to January 2002. Prior to Brain Ranger, Mr. Ervine was Executive Vice President, Chief Financial Officer and Treasurer for Convergent Communications, a provider of voice communication systems, and managed the finance and treasury operations from December 1999 to December 2000. He joined Convergent Communications from Metapath Software International, a global provider of enterprise-wide wireless software and services, where he was Vice President of Finance and managed the worldwide financial operations in 9 countries from December 1995 to December 1999. Previous to then, Mr. Ervine was Vice President and Chief Financial Officer of PC ServiceSource, Inc., Assistant Controller for CompuCom Systems, Inc. and Audit Senior Manager at KPMG Peat Marwick, LLP. Mr. Ervine received a B.B.A. in Accounting from the University of Texas at Austin (1984) and is a Certified Public Accountant.

Anita T. Moseley joined the Company in May 1994 as corporate counsel of the Company and held that position until June 1997 when she assumed the positions of Vice President, General Counsel and Secretary of the Company.  In June 2000 she was promoted to Senior Vice President. Between September 1991 and May 1994, she held counsel positions with the Federal Deposit Insurance Corporation and the Resolution Trust Corporation. Prior to that time, Ms. Moseley was a partner in the Salt Lake City law firm of Prince, Yeates and Geldzahler. Ms. Moseley holds a B.A. degree in Political Science (Phi Beta Kappa, Summa Cum Laude) from Syracuse University and a J.D. from the University of Utah.

Stuart Cochran joined the Company as a Vice President of the Activation Market Unit in November 2004 when the Company acquired Tertio Telecoms Limited (now known as Evolving Systems Limited).  In April 2005, he also assumed responsibility for the Company’s Mediation Market Unit. In July 2005, he became an executive officer of the Company and in September 2007, he was named Chief Technology Officer. Mr. Cochran joined Tertio Telecoms in August 1994 and held a number of technical, pre-sales and product management positions until July 2000 when he was appointed Director of Product Strategy and Management, reporting to the company’s chief executive officer and sitting on the management team. In January 2003, Mr. Cochran became the Director of Product Management, Development and Marketing, a position he held at the time of the Tertio Telecoms acquisition. Mr. Cochran has an MSc degree in Computing and Computer Modeling of Optoelectronic Devices and Systems and a BSc (Honours) degree in Theoretical Physics.

James King joined the Company in March 2007 as Vice President, Worldwide Sales and Marketing.  He became an executive officer of the Company in March 2008.  He came to the Company from SmartTrust, a market leader in mobile device and OTA SIM management, where he was the General Manager for Europe, the Middle East and Africa from December 2003 to March 2007 and was responsible for all aspects of sales, delivery and strategy across more than 40 countries and 50 mobile carrier customers.  From July 2001 to October 2003 Mr. King was a global accounts director for the mobile location-based services division of MapInfo Corporation. Prior to that time, Mr. King held positions with Eqos Ltd. and Toshiba’s Information Systems Division.  Mr. King holds a BSc (Honours) in Surveying Science from the University of Newcastle upon Tyne and has a postgraduate qualification in marketing undertaken at Nottingham Business School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practice

We designed the compensation program for our named executive officers to:

•      Attract and retain talented and productive executives;

•      Provide executives with competitive, but above-average, compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

•      Align the interests of executive officers with our stockholders by tying a significant portion of total compensation to achievement of the Company’s business goals such as quarterly and annual revenue and Adjusted EBITDA targets, and targets for our new products;

•      Enhance retention by having equity compensation subject to multi-year vesting; and

•      Not encourage unnecessary and excessive risk taking.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other software companies.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary, performance-based incentive compensation determined primarily by reference to objective financial operating criteria, long-term equity compensation in the form of stock options and restricted stock and employee benefits that are generally available to all our employees, plus additional life and disability insurance benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.  It is our policy to set base salary levels competitively with corporations in the software industry, taking into account a number of factors, such as annual revenue, the nature of the software businesses, the structure of other companies’ compensation programs and the availability of compensation information.  When setting base salary levels, in a manner consistent with the objectives outlined above, the Compensation Committee considers competitive market conditions for executive compensation, our performance, the individual’s breadth of knowledge, performance and levels of responsibility.   In evaluating salaries for 2009, the Compensation Committee did not engage compensation consultants, or benchmark salaries against a particular peer group, but relied upon previous information obtained for 2008 when the Compensation Committee purchased a comprehensive software industry executive compensation survey covering 104 companies in the software industry prepared by Presidio Pay Advisors, Inc.  The survey did not provide specific compensation information for each company in the survey and our Compensation Committee did not engage additional consultants to assist with compensation comparisons with individual companies which might be considered in our peer group. During the review of base salaries for executives, the Compensation Committee considered the data contained in the survey as well as the individual performance of the executive against goals and objectives set by the Compensation Committee, in the case of the CEO, and by the CEO, in the case of the other executive officers.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job description responsibility.  Merit based increases to salaries are based on the Compensation Committee’s assessment of the individual’s performance.

For executive officers as a group, there were no increases in base salaries for 2009.   The Compensation Committee made these decisions primarily in response to general economic conditions.

Quarterly and Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to motivate executives to work effectively to achieve our financial performance goals and to reward them when those goals are achieved. Executives have the opportunity to earn quarterly and annual cash compensation equal to a percentage of their base salary. In 2009, on an annual basis, the potential incentive compensation percentages ranged from 25% of the executive’s base salary to 75% (as specifically noted in the “Grants of Plan Based Awards” table below), payable in five increments based upon quarterly and annual revenue and adjusted EBITDA targets and an annual target for new products.  Quarterly incentive compensation was capped at 100% of the quarterly target; there was an opportunity to receive up to 200% of the targeted incentive compensation if certain “stretch” Company annual performance targets were attained.  These Company performance targets also served as the basis for incentive compensation paid to non-executive officers, and certain managers and non-commissioned employees, to assure that all employees are motivated toward the same corporate financial goals.

Each year the Compensation Committee determines the appropriate performance measurement criteria that it believes best align with the Company’s goals for the year. For fiscal 2009, to focus executive and non-executive employees on profitability and revenue growth, the Compensation Committee determined that 60% of the incentive compensation should be based upon achieving profitability, using quarterly and annual earnings targets before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transactions — what we refer to as “Adjusted EBITDA.”  The Committee tied 40% of the incentive compensation to quarterly and annual revenue targets, with 5% of the annual revenue amount tied to revenue from the sale of the new products.

For 2009, we achieved the following percentages of the targets established by our Compensation Committee:

First Quarter Revenue:  0%; Adjusted EBITDA: 100%

Second Quarter Revenue: 72%; Adjusted EBITDA: 100%

Third Quarter Revenue: 100%; Adjusted EBITDA: 100%

Fourth Quarter Revenue: 72%; Adjusted EBITDA: 84%

Annual Revenue: 76%; Adjusted EBITDA: 200%; New Product Revenue: 0%

2009 Year Achievement:  88%

In general, we set targeted levels of performance at the threshold range at a difficult, but attainable, level, with performance required to qualify for payouts above the target range as being extremely difficult to achieve.  See footnote (3) to our “Summary Compensation Table” for additional information regarding percentage of target levels achieved for 2007 and 2008.

The Compensation Committee’s policy with respect to the adjustment or recovery of compensation in the event of a material change in our financial statements requiring an accounting restatement is to retain discretion over all pay elements and reserve the right to reduce or forego future compensation based on any required restatement or adjustment.  The Compensation Committee intends to review its policies with respect to such adjustment or recovery of compensation on an ongoing basis as part of its annual review.

Long-Term Incentive Compensation — Equity Compensation

Historically, our executive officers have been eligible for stock awards.  We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company.

In 1996 we adopted our Stock Option Plan in order to provide equity based performance incentives to our employees. Our 1996 Stock Option Plan expired in January 2006.  In June 2007 our stockholders approved our 2007 Stock Incentive Plan.  The Compensation Committee believes that having a stock incentive plan assists us in attracting, retaining and motivating officers and other employees, as well as qualified directors and we are currently seeking stockholder approval to amend the 2007 Plan to authorize additional shares for issuance of equity awards.  Under our previous Stock Option Plan, we granted only stock options; under our 2007 Stock Incentive Plan, we have granted options as well as restricted stock. Grants are designed to align the interests of the executives with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the long-term vesting schedule (which is generally four years for employees and one year for non-employee directors) encourages a long-term commitment to the Company by our executive officers and other awardees. The size of the equity grant is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but we also take into account the individual’s potential for future responsibility and promotion over the vesting period, and the individual’s performance in recent periods. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded options to executives upon joining the Company and thereafter annual grants have been made in December or January in conjunction with annual compensation reviews. On occasion, we also make grants upon the occurrence of an event, such as the acquisition of Tertio Telecoms Limited in 2004. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, such later date as the employee joins the Company.  Occasionally, for administrative reasons, options may be approved with a grant date that is a few days later to allow Company personnel to prepare necessary documentation, in particular, SEC filings on Forms 4.  Beginning in 2007, we also grant restricted stock to members of the Board of Directors, executive officers, and a limited number of non-executive officers.

The majority of the options granted vest quarterly at a rate of 25% per year over the first four years of a ten-year option term.  Restricted stock awards also vest quarterly over a four-year period. Vesting rights cease upon termination of employment, and exercise rights generally terminate within three or six months of termination of employment, subject to longer exercise periods in the case of disability or death and certain changes of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.  Recipients of restricted stock, on the other hand, have voting rights and the rights to receive dividends or dividend equivalents during the vesting period.

We do not have a formal written policy relating to the timing of option grants and we do not limit option grants to any trading windows.  However, there is no relationship between the timing of our equity award grants and our release of material, non-public information.  The options are granted with an exercise price equal to the closing price for the Company’s stock on the date of grant.  Under certain limited circumstances (non-executive employee grants below 12,500 shares per grant), the Compensation Committee has authorized the CEO to award stock options, for example, when a new employee is hired, or when an employee is promoted.  These option awards are made pursuant to forms signed by the CEO, the General Counsel and the Director of Human Resources, and are periodically reported to the Board.  All other equity awards have been made by the Compensation Committee or the Board of Directors.

We do not require that our executive officers or directors own stock in the Company; however, each executive officer and most directors own stock in varying amounts.

Retirement and Other Benefits

All employees in the United States who are at least twenty-one years of age and who have worked for the Company for a period of thirty (30) days are eligible to participate in the Company’s 401(k) plan. This plan is intended to be a tax-qualified retirement savings plan to which eligible U.S.-based employees, including the named executive officers, are able to contribute an amount equal to their annual compensation or the limits prescribed by the Internal Revenue Service. All employee contributions to the 401(k) plan are fully vested upon contribution. The Company matches contributions on a discretionary basis, depending upon availability of funds. Historically, the annual matching contribution has been 2% to 3% of the employee’s eligible compensation. Company matching contributions vest over a three-year period.

Employees of the Company’s subsidiaries outside of the United States are eligible for separate retirement benefits in accordance with local law. Two of the Company’s named executive officers, Mr. Cochran and Mr. King, are employees of the Company’s London-based subsidiary and participate in its retirement plan. This plan is a defined contribution plan, similar to the U.S. 401(k) plan. The Company makes a mandatory five percent (5%) matching contribution to this plan annually.  Matching contributions are fully vested when made.

Stock Purchase Plan

The Company maintains an employee stock purchase plan (the “Purchase Plan”).  Generally, any employee, including each named executive officer, who is customarily employed at least 20 hours per week and five (5) months per calendar year by the Company (or by any parent or subsidiary of the Company) on the first day of an offering is eligible to participate.  Offerings occur quarterly.

No employee may accrue the right to purchase more than 10,000 shares in any offering period or more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) in any calendar year. Employees who own 5% or more of the Company’s common stock may not participate in the Purchase Plan.  Rights granted under the Purchase Plan are not transferable and may be exercised only by the employee to whom such rights are granted.

Employees are eligible to participate in the first offering commencing after the date they are employed by the Company or an affiliate of the Company. Subject to the limitations described above, employees who participate in an offering may have up to 15% of their compensation withheld pursuant to the Purchase Plan and applied at the end of each offering period to the purchase of shares of common stock. The price of common stock purchased under the Purchase Plan is equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the purchase date. Employees may end their participation in the offering at any time prior to the end of the offering and participation ends automatically upon termination of employment with the Company.

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Internal Revenue Code. For U.S.-based employees, no income will be taxable to a participant until disposition of the acquired shares, or until the participant’s death while holding the acquired shares, and the amount of taxation will depend upon the holding period of the acquired shares. Employees located outside of the United States may be subject to different tax treatment based upon local tax laws.

Life Insurance and Disability Insurance

The Company provides executive officers with $300,000 in life insurance coverage over and above what is provided to non-executive employees under Company-sponsored life insurance benefits.  The Company pays the premiums on these policies, but the amount of premiums attributable to coverage greater than $50,000 is taxable to U.S.-based executives.

For U.S.-based executives, the Company also makes available additional long-term disability benefits over and above what is provided to non-executive employees. The regular benefit for U.S.-based employees provides a benefit at the rate of 66-2/3% of an employee’s base pay, with a monthly benefit cap of $5,667.  The additional-long term disability benefit provides the lesser of $6,000 a month or the difference between 66-2/3% of an executive officer’s monthly base salary and the benefit provided under the regular benefit. (For example, if an executive’s monthly base salary is $15,000, the additional long-term disability benefit will provide $4,334, the difference between the regular benefit ($5,667) and 66-2/3% of his or her base salary.)  This additional benefit is payable until age 65. The executive is responsible for paying the premiums on this policy, but if he or she elects this benefit, the Company reimburses the executive for the amount of the premiums and the taxes attributable to those premiums (“tax gross-up”).

Perquisites and Other Personal Benefits

Our U.K.-based executive officers receive car allowances, and we allow our executive officers to upgrade to business class on certain international flights for business purposes.  Except for these benefits, and as noted above relating to life and disability insurance benefits, we do not provide additional perquisites and other personal benefits to our executive officers.

Indemnification Agreements

We have entered into an indemnification agreement with each of our named executive officers and members of our Board of Directors. Information regarding those agreements is provided under the heading “Certain Relationships and Related Transactions” on page 42.

Employment and Severance Agreements

The executive officers each have severance provisions in their compensation agreements providing for payments to the executive upon termination of employment, subject to certain limitations. Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 32.  All U.S.-based executive officers are employed “at-will” and do not have employment contracts, although the Company has entered into compensation agreements with each of the named executive officers describing compensation and certain provisions that apply in the case of termination of employment.  Consistent with local practice, the Company’s London-based subsidiary has entered into employment contracts with Mr. Cochran and Mr. King.

Change of Control Agreements

We have entered into a Change of Control Agreement with each of our named executive officers. In our experience, change of control agreements for executive officers are common among our peer group and our Board of Directors and Compensation Committee believe that providing these agreements to our named executive officers will protect stockholders’ interests in the event of a change of control by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transaction may jeopardize the executive’s own employment. Information regarding potential payments and benefits under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change of Control” on page 32.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effect of Section 162(m) of the Code in the future to the extent consistent with the best interests of the Company.

Compensation of Chief Executive Officer

In 2009, Mr. Dupper’s base salary was $260,000 and his incentive compensation percentage was 75% of his base salary because the Committee believes that a large percentage of the Chief Executive’s compensation should be based upon achievement of the Company’s performance targets.  He did not receive any stock or option awards in 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

David J. Nicol, Chairman

Bruce W. Armstrong

Philip M. Neches

COMPENSATION RISK ASSESSMENT

The Compensation Committee has discussed the concept of risk as it relates to our compensation programs and the Committee does not believe our compensation programs encourage excessive or inappropriate risk taking. We structure our pay to consist of fixed and variable compensation and the variable portions (cash and equity) are designed to reward both short- and long-term corporate performance.  Our employees are encouraged to take a balanced approach that focuses on revenue, profitability and our new growth products and our targets are applicable to our executives and employees alike, thus encouraging consistent behavior across the organization.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Armstrong, Neches and Nicol served as members of the Compensation Committee of the Board of Directors during fiscal 2009.  Mr. Armstrong became a member of the Committee in June 2007; Mr. Neches in November 2005 and Mr. Nicol in March 2004.  None of the members of the Compensation Committee were, at any time during fiscal 2009, nor at any other time, officers or employees of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation
Name and		Salary	($)	($)	($)	($)	Total
Principal Position	Year	($)	(1)	(2)	(3)	(4)	($)

Thaddeus Dupper	2009	$260,000	—	—	$172,224	$11,794	$444,018
President and Chief	2008	$260,000	$15,600	$60,592	$153,132	$11,680	$501,004
Executive Officer	2007	$260,000	$150,800	$310,131	$114,744	$9,330	$845,005

Brian R. Ervine	2009	$260,000	—	—	$137,779	$12,263	$410,042
Executive Vice President, Chief	2008	$260,000	$7,800	$15,148	$122,506	$12,114	$417,568
Financial & Administrative	2007	$260,000	$23,200	$52,484	$68,847	$9,764	$414,295
Officer, Treasurer

Anita T. Moseley	2009	$239,200	—	—	$105,631	$12,883	$357,714
Sr. Vice President, General	2008	$239,200	$5,850	$12,394	$93,921	$12,790	$364,155
Counsel, Secretary	2007	$239,200	$17,400	$42,941	$52,782	$10,440	$362,763

Stuart Cochran	2009	$191,431	—	—	$84,536	$23,158	$299,125
Chief Technology Officer (5)	2008	$175,720	$5,850	$12,394	$68,906	$21,258	$284,128
	2007	$240,039	$17,400	$80,594	$52,968	$17,747	$408,748

James King	2009	$191,112	—	—	$42,198	$169,836	$403,146
Vice President, Worldwide	2008	$175,428	$3,900	$5,509	$34,396	$185,715	$404,948
Sales & Marketing (6)	2007	$173,585	$11,600	$163,735	$26,046	$162,083	$537,049

(1)  The amounts in column (d) reflect the grant date fair value of restricted stock awards granted under the Company’s 2007 Stock Incentive Plan during fiscal years 2008 and 2007, computed in accordance with FASB ASC Topic 718.  There were no stock awards made in 2009.  Stock awards were made in January 2010.

(2)  The amounts in column (e) reflect the grant date fair value of stock options granted in 2008 and 2007 granted pursuant to the Company’s 2007 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. There were no options granted in 2009. Option awards were made in January 2010.

(3)  The amounts shown in column (f) represent incentive compensation earned for 2009, 2008 and 2007, some of which was paid in the subsequent calendar year. The Company achieved incentive compensation targets established by the Compensation Committee as follows:  In 2009:  first quarter:  65%; second quarter:  90%; third quarter: 100%, fourth quarter: 80%; full year:  88%.  In 2008:  first quarter: 78.7%; second quarter: 57.3%; third quarter: 0%; fourth quarter: 106.1% and full year: 78%.  In 2007: first quarter: 4%; second quarter: 54%; third quarter: 66%; fourth quarter: 47% and full year: 49%.

(4)  Column (g) reflects amounts paid for each named executive officer as follows.  Excluded from these amounts are premiums paid by the Company for group life and medical insurance also available to non-executive employees:

Named Executive Officer (U.S.-based)		Retirement Plan Matching Contributions	Life Insurance Premiums	Disability Insurance Premiums	Tax Gross-Ups on Disability Premium

Thaddeus Dupper	2009	$6,900	$407	$2,644	$1,843
	2008	$6,750	$407	$2,665	$1,858
	2007	$4,400	$407	$2,665	$1,858

Brian R. Ervine	2009	$6,900	$272	$3,000	$2,091
	2008	$6,750	$272	$3,000	$2,092
	2007	$4,400	$272	$3,000	$2,092

Anita T. Moseley	2009	$6,900	$380	$3,301	$2,302
	2008	$6,750	$380	$3,335	$2,325
	2007	$4,400	$380	$3,335	$2,325

Named Executive Officer (U.K.-based)		Retirement Plan Matching Contributions	Life/Medical Insurance Premiums	Commissions	Car Allowance

Stuart Cochran	2009	$9,571	$209	$0	$13,378
	2008	$8,786	$192	$0	$12,280
	2007	$12,002	$153	$0	$5,592

James King	2009	$9,556	$704	$146,198	$13,378
	2008	$8,771	$314	$164,350	$12,280
	2007	$8,987	$250	$140,710	$12,136

(5)  Mr. Cochran resides in the United Kingdom and is paid in Pounds Sterling (“GBP”).  The amounts reported for each year for Mr. Cochran are based upon the following exchange rates:  December 31, 2007, an exchange rate of 1.997 USD: 1 GBP; December 31, 2008, an exchange rate of 1.4619 USD: 1 GBP; December 31, 2009, an exchange rate of 1.5926 USD: 1GBP.

(6)  Mr. King joined the Company on March 12, 2007.  He resides in the United Kingdom and is paid in GBP.  The amounts reported for Mr. King each year are based upon the following exchange rates:  December 31, 2007, an exchange rate of 1.997 USD: 1GBP; December 31, 2008, an exchange rate of 1.4619 USD: 1GBP; December 31, 2009, an exchange rate of 1.5926 USD: 1GBP.

2009 GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	All other stock awards; Number of shares of stock (#) (2)	All other option awards: number of securities underlying options (#)	Exercise price of option awards ($/share)	Grant date fair value of stock and option awards ($)

Thaddeus Dupper (3)	1/1/2009	$1.00	$195,000	$234,000	—	—	—	—

Brian R. Ervine (4)	1/1/2009	$1.00	$156,000	$187,200	—	—	—	—

Anita T. Moseley (5)	1/1/2009	$1.00	$119,600	$143,520	—	—	—	—

Stuart Cochran (6)	1/1/2009	$1.00	$95,716	$114,858	—	—	—	—

James King (7)	1/1/2009	$1.00	$47,778	$57,336	—	—	—	—

(1)  Columns (c), (d) and (e) reflect the amounts that would have been earned by the named executive officers had we achieved our 2009 performance objectives established by the Compensation Committee (see “Compensation Discussion and Analysis” discussion on page 21).  Target amounts shown in column (d) would have been earned if we achieved 100% of our revenue objectives; and the Maximum amount would have been earned if we achieved 100% of our Quarterly Targets and 200% of our Annual Targets.

(2)  There are no entries in columns (f) through (i) because there were no stock or option awards made to executive officers in 2009.

(3)  Mr. Dupper’s 2009 compensation plan provided for target incentive pay equal to 75% of his base salary.

(4)  Mr. Ervine’s 2009 compensation plan provided for target incentive pay equal to 60% of his base salary.

(5)  Ms. Moseley’s 2009 compensation plan provided for target incentive pay equal to 50% of her base salary.

(6)  Mr. Cochran’s 2009 compensation plan provided for target incentive pay equal to 50% of his base salary.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.5926 USD: 1GBP, determined as of December 31, 2009.

(7)  Mr. King’s 2009 compensation plan provided for target incentive pay equal to 25% of his base salary.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts reported for non-equity incentive plan awards are based upon an exchange rate of 1.5926 USD: 1GBP, determined as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

	Option Awards (1)					Stock Awards (2)
(a)	(b)	(c)		(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)(3)

Thaddeus Dupper (4)	36,249	18,750		$1.56	12/22/2018	7,500	$46,875
	40,624	40,626		$4.64	12/17/2017	16,250	$101,563
	50,000	—		$4.30	12/27/2015
	19,999	—		$9.28	11/1/2014
	12,499	—		$8.88	5/5/2014
	49,999	—		$17.60	2/22/2014

Brian R. Ervine	3,437	10,313		$1.56	12/22/2018	3,750	$23,438
	6,875	6,875		$4.64	12/17/2017	2,500	$15,625
	50,000	—		$4.30	12/27/2015
	20,000	—		$9.28	11/1/2014
	22,500	—		$23.56	1/4/2014
	49,999	—		$1.90	1/5/2013
	12,500	—		$1.50	2/27/2012
	59,000	—		$2.64	1/6/2012

Anita T. Moseley	2,812	8,438		$1.56	12/22/2018	2,813	$17,581
	5,625	5,625		$4.64	12/17/2017	1,875	$11,719
	37,500	—		$4.30	12/27/2015
	12,499	—		$9.28	11/1/2014
	10,000	—		$23.56	1/4/2014
	30,000	—		$5.86	4/6/2013
	12,375	—		$1.50	2/27/2012
	26,175	—		$1.16	12/4/2011
	24,999	—		$5.70	1/2/2011
	9,895	—		$5.70	7/27/2010
	12,499	—		$5.70	5/24/2010

Stuart Cochran	2,812	8,438		$1.56	12/22/2018	2,813	$17,581
	5,625	5,625		$4.64	12/17/2017	1,875	$11,719
	7,031	5,469		$3.62	9/3/2017
	37,500	—		$4.30	12/27/2015
	37,500	—		$9.28	11/1/2014

James King	1,250	3,750		$1.56	12/22/2018	1,875	$11,719
	2,500	2,500		$4.64	12/17/2017	1,250	$7,813
	34,375	15,625	(5)	$3.44	3/11/2017

(1)          Options were granted ten years prior to the option expiration date.  Options other than those with an exercise price equal to or greater than $9.28 per share, or as otherwise noted in a separate footnote below, vest at a rate of 25% per year over the first four years of the ten-year option term, and will be fully vested four years after the date of grant.  On December 12, 2005, the Board of Directors accelerated the vesting of all unvested and “out-of-the-money” stock options that had an exercise price equal to or greater than $9.28 per share.  The acceleration of vesting allowed the Company to avoid recognizing future compensation expense associated with the accelerated options upon the January 1, 2006 adoption of FAS 123R.

(2)          Stock awards for the executive officers listed above vest in quarterly increments over a four year vesting period.  Grants shown were made in December 2008 and December 2007.  There were no stock awards made in 2009.

(3)          Market value was calculated by multiplying the number of shares shown in the table by $6.25, which was the closing price per share on December 31, 2009, the last day of our fiscal year.

(4)          Options to purchase 29,999 shares of stock granted in 2008 vested over a one-year period.

(5)          This option award was granted to Mr. King when he joined the Company on March 12, 2007 under a stand-alone new employee inducement grant in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv).  As is typically the case with option awards granted to our new employees, this option award vests over a four-year period, 25% upon the one-year anniversary of Mr. King’s date of employment and the balance quarterly over the next three years.

2009 OPTION EXERCISES AND STOCK VESTED

The table below reflects options exercised by the named executive officers and vesting of restricted stock awards during fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Thaddeus Dupper	—	—	10,625	$5,683
Brian R. Ervine	—	—	2,500	$3,378
Anita T. Moseley (3)	12,500	$3,367	1,875	$2,528
Stuart Cochran	—	—	1,875	$2,528
James King	—	—	1,250	$1,692

(1)          Represents the dollar amount realized upon exercise determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options with respect to options which are exercised and held.  With respect to options exercised and sold on the same day (same-day sale), the amount in this column represents the difference between the sales price and the exercise price of the options.

(2)          Represents the aggregate dollar amount realized by the named executive officer upon vesting of restricted stock, computed by multiplying the number of shares of stock by the market value of the underlying shares on the vesting dates.

(3)          Ms. Moseley exercised and sold options that were expiring in 2009.

PENSION BENEFITS

The Company does not maintain any defined benefit retirement plans.  In the United States, the Company maintains a 401(k) plan; in the United Kingdom, the Company maintains a defined contribution pension benefit plan.

COMPENSATION AGREEMENTS

General Overview

Each of our named executive officers has entered into a compensation agreement with the Company.  Each agreement provides for base salary and incentive compensation.  In 2009, potential incentive compensation ranged from 25% to 75% of the executive’s base salary, and was to be paid only if we attained quarterly and annual revenue and Adjusted EBITDA objectives, and annual revenue, Adjusted EBITDA targets, as well as an annual revenue target for our products established by the Compensation Committee. There was a potential to earn 200% of the portion of the incentive amount associated with the annual target (20% of the executive’s total incentive compensation amount) if we exceeded annual targets.  See Executive Compensation, Quarterly and Annual Performance-Based Incentive Compensation table on page 23 for percentages achieved in 2009.

Each agreement generally provides that in the event the Company terminates the employment of the named executive officer, other than for cause, death or disability, the executive will be paid severance pay.  The amount of the severance pay varies, as described below under the heading “Potential Payments Upon Termination or Change of Control,” depending upon the executive’s position and the circumstances surrounding the termination of employment. In exchange for severance, the named executive officer will be required to execute a full release of all employment claims with the Company and agree not to compete with us nor to solicit our employees for the period of time during which severance is paid.  The Compensation Agreements do not change the “at-will”

nature of the U.S.-based executive officer’s employment with the Company.  Either the Company or the executive officer may terminate a U.S.-based Executive Officer’s employment at any time.  In the case of Messrs. Cochran and King, they are each employed under an employment contract, as is customary in the United Kingdom, which provides for three (3) months’ notice on termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the potential amount of compensation for each of the named executive officers in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, retirement, disability or death and termination following a change of control of the executive is shown below.  The amounts assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid to the executives upon their termination.  The actual payments may be more or less than the amounts described below.  In addition, the Company may enter into new arrangements or modify these arrangements from time to time.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment.  Such amounts include:

•                  non-equity incentive compensation earned through the date of separation.  Quarterly incentive compensation payments will be pro-rated to the date of separation; the executive must have been employed on December 31st to earn his or her incentive compensation associated with achieving the Company’s annual performance targets;

•                  vested stock options, which must be exercised within three (3) months, or for options granted on or after December 10, 2009, six (6) months of the date of separation, except in the case of disability (12 months), death (18 months) or a change of control of the company (see discussion below);

•                  stock vested on the date of separation pursuant to restricted stock awards; and

•                  salary and unused paid time off through the date of separation.

Involuntary Not-for-Cause Termination

If a named executive officer is terminated for reasons other than cause, he or she will be entitled to severance as follows:  3 months of base pay (Messrs. Cochran and King); 6 months of base pay (Messrs. Ervine and Dupper and Ms. Moseley), except in the case of termination or material change in responsibilities within 6 months of a change in the CEO position, in which case Mr. Ervine and Ms. Moseley will be entitled to 9 months of base pay and incentive compensation.

Voluntary Termination or Retirement

Except for amounts described under “Payments Made Upon Termination,” the Company does not have an agreement or practice to pay a named executive officer on voluntary termination or retirement.

Disability or Death

In the event of the death or disability of a named executive officer, the officer will receive benefits under the Company’s disability benefits or payments under the Company’s life insurance benefits, as appropriate.

Payments Made upon a Change of Control

The Company has entered into Change of Control Agreements with each named executive officer.  Under these agreements, upon a “Qualified Termination” (described below)

•                  The named executive officer will receive:

•                  a payment equal to 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) of the executive’s base salary, payable in equal increments over an equal period (the “Severance Period”) (or such shorter period as required for compliance with Section 409A of the U.S. Internal Revenue Code), in the Company’s normal payroll cycles;

•                  an amount equal to 2 times (Messrs. Dupper and Ervine), 1.5 times (Mr. Cochran and Ms. Moseley) or 1 times (Mr. King) the executive’s incentive compensation, assuming achievement at 100% of the performance goals, payable in equal installments over the Severance Period;

•                  continuation of benefits under the Company’s health insurance plan as provided by law, as well as the Company’s life and disability plans, with the Company continuing to contribute to premiums during the Severance Period at the same rate as if the named executive officer were still employed by the Company;

•                  an amount equal to the excise tax, and related income taxes, a tax gross-up, if any, payable by the named executive officer under Section 280G of the Internal Revenue Code as a result of the receipt of any change of control payments or benefits (applies to U.S. based executives only); and

•                  tax advice services in an amount not to exceed $7,500; and

•                  all stock options and restricted stock held by the executive will automatically vest and become exercisable.

A Qualified Termination will occur upon any of the following:

•                  termination of the named executive officer’s employment by us, without cause, as a result of the influence of a person or entity seeking to cause a Change of Control;

•                  termination of the named executive officer’s employment by us for any reason, other than for cause, disability or death, within 24 months (Messrs. Dupper and Ervine), 18 months (Mr. Cochran and Ms. Moseley) or 12 months (Mr. King) following a Change of Control; or

•                  resignation by the named executive officer following a change in a material condition of the executive officer’s employment in anticipation of a Change of Control or the same period described immediately above following a Change of Control.

In general, the Change of Control agreement is a “double trigger,” meaning that payments are made only if the executive suffers a covered termination of employment as described above.  An executive does not receive payment solely upon the occurrence of a Change of Control, except that 50% of a named executive officer’s equity awards (options and restricted stock) will automatically vest upon a Change of Control even if his or her employment is not terminated.

A Change of Control will occur upon:

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to the acquisition;

•                  the date any person or group within the meaning of the Exchange Act acquires ownership of our stock that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power entitled to vote in the election of directors or any other change in ownership described in Treas. Reg. Section 1.409A-3(i)(5)(v);

•                  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, ownership of stock possessing 30% or more of the total voting power of the stock of the Company;

•                  the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or

•                  any other change in effective control described in Treas. Reg. Section 1.409A(i)(5)(vi).

In exchange for severance, the named executive will be required to execute a full release of employment claims with the Company and agree not to compete with the Company nor to solicit our employees for the Severance Period or a portion thereof.

Thaddeus Dupper

The following table shows the potential payments upon termination or a change of control of the Company for Thaddeus Dupper, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$0	$520,000
• Incentive Compensation	$0	$0	$390,000

Equity Compensation
• Stock Options (1)
• Vested	$332,893	$332,893	$332,893
• Unvested and accelerated	$0	$76,673	$153,345
• Restricted Stock (2)
• Unvested and accelerated	$0	$74,219	$148,438

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$29,340
• Life & Disability Insurance Premiums	$0	$0	$6,102
• Accrued Paid Time Off	$29,341	$0	$29,341
• Tax services	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$3,686
• Tax Gross-up Section 280G (3)	$0	$0	$457,626

Total	$492,234	$483,785	$2,078,271

(1) The payments relating to stock options represent the value as of December 31, 2009, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2009 ($6.25).

(2) The payments relating to restricted stock are calculated by multiplying the number of unvested shares by the closing price of our common stock on December 31, 2009 ($6.25).

(3) Upon a Change of Control of the Company, Mr. Dupper may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Dupper for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Dupper is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon him as a result of the Change of Control; (ii) any income and excise taxes imposed upon him as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Dupper as a result of the Company’s reimbursement of Mr. Dupper for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Dupper executing a non-competition agreement.

Brian R. Ervine

The following table shows the potential payments upon termination or a change of control of the Company for Brian R. Ervine, our Executive Vice President and Chief Financial & Administrative Officer.

Executive Benefits and Payments Upon Separation	Involuntary Not-for Cause- Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$130,000	$195,000	$0	$520,000
• Incentive Compensation	$0	$117,000	$0	$312,000

Equity Compensation
• Stock Options (1)
• Vested	$614,549	$614,549	$614,549	$614,549
• Unvested and accelerated	$0	$0	$29,719	$59,437
• Restricted Stock (2)
• Unvested and accelerated	$0	$0	$19,532	$39,063

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$29,340
• Life & Disability Insurance Premiums	$0	$0	$0	$6,542
• Accrued Paid Time Off	$26,845	$26,845	$0	$26,845
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$4,184
• Tax Gross-up Section 280G (3)	$0	$0	$0	$335,130

Total	$771,394	$953,394	$663,800	$1,954,590

(1)  The payments relating to stock options represent the value as of December 31, 2009, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2009 ($6.25).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2009 ($6.25).

(3)  Upon a Change of Control of the Company, Mr. Ervine may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse Mr. Ervine for all excise taxes that are imposed on him under Section 280G and any income and excise taxes that are payable by him as a result of any reimbursements for Section 280G excise taxes.  The total 280G tax gross-up amount in the above table assumes that Mr. Ervine is entitled to a full reimbursement by the Company of (i) any excise taxes that are imposed upon the executive as a result of the Change of Control; (ii) any income and excise taxes imposed upon Mr. Ervine as a result of the Company’s reimbursement of the excise tax amount and (iii) any additional income and excise taxes that are imposed upon Mr. Ervine as a result of the Company’s reimbursement of Mr. Ervine for any excise or income taxes.  The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 4.63% state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Ervine executing a non-competition agreement.

Anita T. Moseley

The following table shows the potential payments upon termination or a change of control of the Company for Anita T. Moseley, our Sr. Vice President and General Counsel.

Executive Benefit and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change in CEO or Change of Control)	Involuntary Not-for-Cause Termination Following Change in CEO	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$119,600	$179,400	$0	$358,800
• Incentive Compensation	$0	$89,700	$0	$179,400

Equity Compensation
• Stock Options (1)
• Vested	$323,437	$323,437	$323,437	$323,437
• Unvested and accelerated	$0	$0	$24,316	$48,631
• Restricted Stock (2)
• Unvested and accelerated	$0	$0	$14,650	$29,300

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0	$22,005
• Life & Disability Insurance Premiums	$0	$0	$0	$5,523
• Accrued Paid Time Off	$19,619	$19,619	$0	$19,619
• Tax services	$0	$0	$0	$7,500
• Tax Gross-up Disability	$0	$0	$0	$3,453
• Tax Gross-up Section 280G (3)	$0	$0	$0	$0

Total	$462,656	$612,156	$362,403	$997,668

(1)  The payments relating to stock options represent the value as of December 31, 2009, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2008 ($6.25).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2009 ($6.25).

(3)  Upon a Change of Control of the Company, the executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code (“Section 280G”).  The Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.  Ms. Moseley’s Change of Control payments (amounts appearing above, less payments for accrued paid time off and vested options) do not exceed the Section 280G threshold amount.

Stuart Cochran

The following table shows the potential payments upon termination or a change of control of the Company for Stuart Cochran, our Chief Technology Officer.  Mr. Cochran resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.5926 USD: 1 GBP as determined on December 31, 2009.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination

Cash Compensation
• Base Salary	$47,858	$0	$287,147
• Incentive Compensation	$0	$0	$143,573

Equity Compensation
• Stock Options (1)
• Vested	$113,861	$113,861	$113,861
• Unvested and accelerated	$0	$31,507	$63,014
• Restricted Stock (2)
• Unvested and accelerated	$0	$14,650	$29,300

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$0
• Life & Disability Insurance Premiums	$0	$0	$314
• Accrued Paid Time Off	$0	$0	$0
• Tax services	$0	$0	$7,500
• Tax Gross-up Total (3)	$0	$0	$0

Total	$161,719	$160,018	$644,709

(1)  The payments relating to stock options represent the value as of December 31, 2008, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2009 ($6.25).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2009 ($6.25).

(3)  Mr. Cochran resides in the United Kingdom and is not subject to U.S. taxation.

James King

The following table shows the potential payments upon termination or a change of control of the Company for James King, our Vice President, Worldwide Sales and Marketing.  Mr. King resides in the United Kingdom and is paid in GBP.  The amounts are based upon an exchange rate of 1.5926 USD: 1 GBP as determined on December 31, 2009.

Executive Benefits and Payments Upon Separation	Involuntary Not-for-Cause Termination (other than Following Change of Control)	Change of Control Without Qualified Termination	Change of Control With Qualified Termination (1)

Cash Compensation
• Base Salary	$47,778	$0	$191,112
• Incentive Compensation	$0	$0	$47,778

Equity Compensation
• Stock Options (1)
• Vested	$106,481	$106,481	$106,481
• Unvested and accelerated	$0	$32,560	$65,519
• Restricted Stock (2)
• Unvested and accelerated	$0	$9,766	$19,532

Benefits and Perquisites
• Health and Welfare Benefits	$0	$0	$362
• Life & Disability Insurance Premiums	$0	$0	$342
• Accrued Paid Time Off	$3,675	$0	$3,675
• Tax services	$0	$0	$7,500
• Tax Gross-up Total (3)	$0	$0	$0

Total	$157,934	$148,807	$442,301

(1)  The payments relating to stock options represent the value as of December 31, 2009, calculated by multiplying the number of options by the difference between the exercise price and the closing price of our common stock on December 31, 2009 ($6.25).

(2)  The payments relating to restricted stock are calculated by multiplying the number of unvested shares of restricted stock by the closing price of our common stock on December 31, 2009 ($6.25).

(3)  Mr. King resides in the United Kingdom and is not subject to U.S. taxation.

TABLE OF EQUITY COMPENSATION PLANS

The following table contains summary information as of December 31, 2009 concerning the Company’s Employee Stock Purchase Plan, 1996 Stock Option Plan, James E. King Equity Incentive Plan and 2007 Stock Incentive Plan. All of the Plans, except for the James E. King Equity Incentive Plan, were approved by the stockholders. See “Security Ownership of Certain Beneficial Owners and Management.”

Equity Compensation Plans Approved by Security Holders	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan

1996 Stock Option Plan	1,656,210		$6.37	0	(1)
2007 Stock Incentive Plan	609,188	(2)	$3.04	258,501	(3)
Employee Stock Purchase Plan	—		—	87,948

Equity Compensation Plan Not Approved by Security Holders (4)

James E. King Equity Incentive Plan	50,000	$3.44	0

(1)  Our 1996 Stock Option Plan expired on January 18, 2006.  As a result, no additional equity awards can be made under this plan.

(2)  This includes 51,251 shares issuable upon vesting of outstanding restricted stock awards granted under the 2007 Stock Incentive Plan. These shares are applied against the Plan at a 1.5 rate, effectively using 76,876 shares from the Plan.

(3)  As of April 19, 2010, the record date, there were 1,909 shares remaining available for future issuance under the 2007 Stock Incentive Plan.

(4)  This plan is a stand-alone new employee inducement plan in accordance with NASDAQ Marketplace Rule 4350(i)(1)(a)(iv). We adopted this plan because at the time Mr. King was hired we did not have an equity compensation plan.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2010 by:  (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares outstanding on the record date, adjusted as required by rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership

Bruce W. Armstrong (2) 3974 Washington Street San Francisco, CA 94118	30,000	*

Philip M. Neches (3) 60 Lenox Road Summit, NJ 07901	71,250	*

David J. Nicol (4) 9871 West 83rd Street Overland Park, KS 66204	71,250	*

David S. Oros (5) 621 E. Pratt Street, Suite 601 Baltimore, MD 21202	150,140	1.5%

Richard R. Ramlall (6) 196 Van Buren St., Suite 300 Herndon, VA 20170	18,750	*

John B. Spirtos (7) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	0	*

Steve B. Warnecke (8) 1026 Anaconda Drive Castle Rock, CO 80108	162,674	1.6%

Thaddeus Dupper (9) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	403,476	4.0%

Brian R. Ervine (10) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	237,353	2.4%

Anita T. Moseley (11) c/o Evolving Systems, Inc. 9777 Pyramid Ct., Suite 100 Englewood, CO 80112	209,358	2.1%

Stuart Cochran (12) c/o Evolving Systems Limited 108 Walcot Street Bath, UK BA1 5BG	109,592	1.1

James King (13) c/o Evolving Systems Limited One Angel Square, Torrens Street London, UK EC1V 1PL	49,811	*

All executive officers and directors as a group (12 persons) (14)	1,513,654	15.1%

George A. Hallenbeck (15) 6 Polo Club Drive Denver, CO 80209	627,140	6.3%

Kennedy Capital Management (16) 10829 Olive Blvd. St Louis, MO 63141	560,278	5.6%

Karen Singer, Trustee of the Singer Children’s Management Trust (17) 212 Vaccaro Drive Cresskill, NJ 07626	2,163,371	21.6%

*	Less than one percent (1.0%).

(1)	Percentage of common stock beneficially owned is based on 10,019,122 shares of common stock outstanding on March 31, 2010.

(2)

Includes 22,500 shares subject to stock options exercisable within 60 days of March 31, 2010 (“Vested Options”) and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010.

(3)	Includes 48,750 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010.

(4)

Includes 58,750 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010. Mr. Nicol has pledged 10.625 shares as collateral on a margin account.

(5)	Includes 13,750 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010.

(6)	Includes 13,750 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010.

(7)	Mr. Spirtos’ options do not have a first vesting until the one year anniversary of the date of his appointment to the Board.

(8)	Includes 90,417 Vested Options and 1,875 shares of Restricted Stock, of which 625 shares will vest within 60 days of March 31, 2010.

(9)	Includes 224,072 Vested Options and 30,469 shares of Restricted Stock, of which 3,281 shares will vest within 60 days of March 31, 2010.

(10)	Includes 206,825 Vested Options and 10,314 shares of Restricted Stock, of which 939 shares will vest within 60 days of March 31, 2010.

(11)	Includes 186,222 Vested Options and 7,501 shares of Restricted Stock, of which 688 shares will vest within 60 days of March 31, 2010.

(12)	Includes 93,451 Vested Options and 8,907 shares of Restricted Stock, of which 782 shares will vest within 60 days of March 31, 2010.

(13)	Includes 42,311 Vested Options and 5,157 shares of Restricted Stock, of which 468 shares will vest within 60 days of March 31, 2010.

(14)	Includes 1,352,048 Vested Options and 74,223 shares of Restricted Stock, of which 10,533 shares will vest within 60 days of March 31, 2010.

(15)	Includes 242,835 Vested Options.

(16)	Based solely upon the Schedule 13G information filed with the SEC by Kennedy Capital Management, Inc., on February 12, 2010.

(17)

Based solely upon the Schedule 13D information filed with the SEC by Karen Singer on January 27, 2010 and subsequently filed Forms 4 through March 31, 2010. Ms. Singer disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of three (3) directors appointed by the Board of Directors.  Each of the committee members, Mr. Neches, Mr. Nicol and Mr. Warnecke, satisfies the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy and Mr. Warnecke has been designated by the Board as the Audit Committee’s “financial expert.” For a description of Mr. Warnecke’s relevant experience, please see his biographical information contained in Proposal 1 of this proxy statement.

On May 25, 2000, the Board of Directors adopted a charter for the Audit Committee (the “Charter”).  An Amended and Restated Charter was adopted by the Board of Directors on March 4, 2004. A copy of the Amended and Restated Charter can be found on our website, www.evolving.com, under “About Us — Corporate Governance.”

Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee’s primary responsibilities are to:

(1)                      hold meetings periodically with the independent registered public accounting firm, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with Company policies;

(2)                      establish policies and procedures for appointing, reviewing and overseeing the performance and independence of the independent registered public accounting firm;

(3)                      review with the independent registered public accounting firm and financial management of the Company and approve the plan and scope of audit and permissible audit related work;

(4)                      review financial press releases with management;

(5)                      review consolidated financial statements and disclosures;

(6)                      pre-approve all audit and permitted non-audit services; and

(7)                      develop procedures for receiving, on an anonymous basis, and responding to concerns about our accounting and auditing practices.

Review of Fiscal Year 2009 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2009 Consolidated Financial Statements, the Audit Committee has:

(1)                      reviewed and discussed the audited consolidated financial statements with management;

(2)                      discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be disclosed by SAS 61 (as amended by SAS 89) and SAS 90; and

(3)                      received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Grant Thornton LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2009 be included in the Company’s 2009 Annual Report on Form 10-K.

BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Steve B. Warnecke

Philip M. Neches

David J. Nicol

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into a Management Change of Control Agreement with each of our named executive officers. These agreements are described above in the section entitled “Potential Payments Upon Termination or Change of Control.”

Indemnification Agreements

We have entered into indemnification agreements (the “Indemnification Agreements”) with each of our Directors and named executive officers. Subject to the provisions of the Indemnification Agreements, we will indemnify and advance expenses to such Directors and executives in connection with their involvement in any event or occurrence which arises in their capacity as, or as a result of, their position with the Company.

Our Change of Control Agreements and Indemnification Agreements are provided as part of the compensation arrangements with our executives, which are subject to approval of the Compensation Committee.  Indemnification for Directors was approved by the Board of Directors and is part of the standard arrangement for all Company Directors. We believe that the terms of the transactions described above were no less favorable to the Company than would have been obtained from unaffiliated third parties. Any future transactions between us and any of our officers, Directors or principal stockholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the Board of Directors.

Standstill Agreement and Other Agreement with Principal Stockholder

On February 25, 2008 we entered into a Standstill Agreement (“Standstill Agreement”) with Karen Singer, Trustee of the Singer Children’s Management Trust (“Singer Trust”) in which the Board of Directors agreed to appoint two independent members to the Board of Directors and to waive the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”), as it related to the Singer Trust’s acquisition of our stock, provided that the Singer Trust and its affiliates would beneficially own less than 20% of our outstanding shares.  In exchange, the Singer Trust agreed for a period of 18 months following the appointment of the Singer Nominees to the Board of Directors (“Standstill Period”) (see Proposal 1 on page 4 of this proxy statement), not to seek or propose, among other things, an acquisition of the Company, a business combination or any other extraordinary transaction with respect to the Company.  The Singer Trust also agreed that during the Standstill Period it would not nominate any person as a director of the Company (other than the Singer Nominees) or propose any matter to be voted on by stockholders of the Company and it would vote its shares in favor of the Company’s nominees for directors.  The Standstill Agreement expired on September 30, 2009.

On December 11, 2009, we received a letter from the Singer Trust informing us that as the result of the appointment to the Company’s Board of Directors of John B. Spirtos and the Company’s approval of the amendment to the Rights Agreement, the Singer Trust will vote in favor of the reelection of Philip Neches and Richard Ramlall to our Board of Directors at the Company’s 2010 annual meeting of stockholders and the Singer Trust will not seek or otherwise support additional stockholder protections or reforms at such meeting.

On April 20, 2010, we entered into an agreement with the Singer Trust increasing the size of the Compensation Committee from three (3) to four (4) members and further providing that so long as the Singer Trust beneficially held twenty-percent (20%) or more of the Company’s common stock there would be at least two (2) Singer Nominees on the Compensation Committee.  We also agreed that all action taken by the Compensation Committee would require unanimous approval of all Committee members and to increase the percentage under our Rights Plan (see below).  The Singer Trust agreed to vote all of its shares in favor of the Amendments to the 2007 Stock Incentive Plan.

Rights Plan

On March 4, 2009 our Board of Directors adopted a stockholder rights plan (“Rights Plan”) that is designed to strengthen the ability of the Board of Directors to protect Evolving Systems’ stockholders.  The plan was not adopted in response to any unsolicited offer or takeover attempt. Under the Rights Plan, each common stockholder of the Company at the close of business on March 16, 2009 will receive a dividend of one right for each share of the Company’s common stock held of record on that date.  Each right will entitle the holder to purchase from the Company, in certain circumstances described below, one one-hundredth of a share of newly-created Series C junior participating preferred stock of the Company for an initial purchase price of $8.00 per share.  The rights distribution will not be taxable to stockholders and the distribution of rights under the Plan will not interfere with the Company’s business plans or be dilutive to or affect the Company’s reported per share results.

Initially the rights will not be exercisable.  The rights will generally become exercisable ten business days after any person has become the beneficial owner of 29.0% [initially set at 22.5%; see below for amendments] or more of the Company’s common stock or has commenced a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 29% or more of the common stock of the Company.  If any person becomes the beneficial owner of 29% or more of the Company’s common stock, each right will entitle the holder, other than the acquiring person, to purchase Company common stock having a value of twice the exercise price.  In addition, if there is a business combination between the Company and the acquiring person, or in certain other circumstances, each right that is not previously exercised will entitle the holder (other than the acquiring person) to purchase shares of common stock of the acquiring person at one-half of the market price of those shares.  The Company may redeem the rights at a price of $0.001 per right at any time prior to the date on which any person has become the beneficial owner of 29% or more of the common stock of the Company. The rights will expire on March 4, 2019, unless earlier exchanged or redeemed.

On December 10, 2009, the Board of Directors of the Company approved an amendment to the Rights Plan increasing from 22.5% to 25.0%, the percentage of the Company’s common stock that a person or group of affiliated or associated persons may beneficially own without triggering the exercisability of the Rights.  All other provisions of the Rights Agreement remain unchanged.

On April 20, 2010, the Board of Directors of the Company approved an amendment to the Rights Plan increasing from 25.0% to 29.0%, the percentage of the Company’s common stock that a person or group of affiliated or associated persons may beneficially own without triggering the exercisability of the Rights.  All other provisions of the Rights Agreement remain unchanged.

Consulting Agreements with George A. Hallenbeck and Stephen K. Gartside, Jr.

On October 15, 2009, we entered into a consulting agreement with George A. Hallenbeck to consult with us concerning our products, services and market opportunities.  The term of the agreement continues through May 31, 2012.  Annual compensation under the agreement is $10,000, payable in equal quarterly increments of $2,500.

On March 12, 2010, we entered into a consulting agreement with Stephen K. Gartside, Jr. to consult with us concerning our products, services and market opportunities.  The term of the agreement continues through December 31, 2010.  We agreed to pay Mr. Gartside $7,000 for his services under the agreement.

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements.  When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT EVOLVING SYSTEMS

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  The public may read and copy any materials filed with the SEC at their Public Reference Room at 100 F Street NE, Washington, DC 20549.  Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Business Conduct and Corporate Governance Guidelines, as well as the Charters for our Audit, Compensation and Governance and Nominating Committees, are available on our website and amendments to, or waivers of, the Code of Business Conduct will be disclosed on our website. The address of our website is www.evolving.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the NASDAQ Capital Market under the symbol EVOL.

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2009. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is American Stock Transfer & Trust Company LLC. Their address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Evolving Systems, Inc.

9777 Pyramid Ct., Suite 100

Englewood, CO 80112

Attn:  Anita T. Moseley, Secretary

1-800-649-6562

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2011 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by the Secretary of the Company on or before December 30, 2010. A stockholder proposal or nomination for director for consideration at the 2011 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Evolving Systems no earlier than March 18, 2011 and no later than April 16, 2011.  The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Evolving Systems’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Anita T. Moseley Secretary

APPENDIX A

EVOLVING SYSTEMS, INC.
AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

Adopted by the Board of Directors on March 12, 2007

Amended by the Board of Directors on March 2, 2010

1.                                      GENERAL

(a)                                  Purpose.  The primary purposes of the Evolving Systems, Inc. 2007 Stock Incentive Plan are to attract, retain and motivate employees, directors and consultants, to compensate them for their contributions to the growth and profits of the Company and its Affiliates and to encourage them to own Common Stock.

(b)                                 Types of Awards.  The Plan permits the award of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Awards, and (vii) Other Stock-Based Awards.

2.                                      DEFINITIONS

Except as otherwise provided in an applicable Award Agreement, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:

(a)                                  “Affiliate” means a parent or subsidiary of the Company, with “parent” meaning an entity that controls the Company directly or indirectly, through one or more intermediaries, and “subsidiary” meaning an entity that is controlled by the Company directly or indirectly, through one or more intermediaries.  Solely with respect to the grant of an Incentive Stock Option, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                                 “Award” means any award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.

(c)                                  “Award Agreement” means the written or electronic document setting forth the terms and conditions of an Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(d)                                 “Board” means the Board of Directors of Evolving Systems, Inc.

(e)                                  “Change of Control” means the occurrence of any of the following events:

(i)  the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately prior to the acquisition;

(ii) the date any person or group within the meaning of the Exchange Act acquires ownership of our stock that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power entitled to vote in the election of directors or any other change in ownership described in Treas. Reg. Section 1.409A-3(i)(5)(v);

(iii) the date any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or group, ownership of stock possessing 30% or more of the total voting power of the stock of the Company;

(iv) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board before the date of the appointment or election; or

(v) any other change in effective control described in Treas. Reg. Section 1.409A(i)(5)(vi).

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.

(g)                                 “Committee” means the Compensation Committee of the Board which shall consist of four (4) members of the Board, and, so long as the Singer Children’s Management Trust (the “Trust”) is the beneficial owner of no less than twenty percent (20%) of the Company’s issued and outstanding Common Stock, shall further consist of at least two (2) members of the Board that have been nominated by the Trust.

(h)                                 “Common Stock” means a share of Evolving Systems, Inc., common stock, $0.001 par value per share.

(i)                                     “Company” means Evolving Systems, Inc., a Delaware corporation.

(j)                                     “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(k)                                  “Continuous Service” means continuous service as an Employee, Director or Consultant to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated service, so long as such Participant continues service as an Employee, Director or Consultant.  Whether a termination or interruption in service shall have occurred for purposes of the Plan shall be determined by the Committee (or its designee), which determination shall be final, binding and conclusive.

(l)                                     “Covered Employee” means the chief executive officer and other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code and other employees who may become subject to such reporting.

(m)                               “Director” means a member of the Board.

(n)                                 “Dividend Equivalents” means any right granted under Section 11 of the Plan.

(o)                                 “Employee” means any person employed by the Company or an Affiliate, determined in accordance with the Company’s standard personnel policies and practices.

(p)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

(q)                                 “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Committee, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the determination date, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii)                                  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(r)                                    “Full-Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Award or Other Stock-Based Award.

(s)                                  “Incentive Stock Option” means an Option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(t)                                    “Non-statutory Stock Option” means an Option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(u)                                 “Option” or “Stock Option” means a right to purchase one or more shares of Common Stock.

(v)                                 “Other Stock-Based Award” means any right granted under Section 10 of the Plan.

(w)                               “Participant” means an eligible individual who is granted an Award under the Plan.

(x)                                   “Performance Award” means any right granted under Section 9 of the Plan.

(y)                                 “Performance Criteria” means any quantitative or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company, an Affiliate or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(z)                                   “Performance Period” means any period as determined by the Committee in its sole discretion.

(aa)                            “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(bb)                          “Qualifying Performance Criteria” means one or more of the following performance criteria applied to the individual, the Company as a whole, an Affiliate, a business unit, or any combination thereof, and measured quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous quarter or year’s results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement: (i) revenue (ii) earnings before interest, taxes, depreciation and amortization (EBITDA), (iii) adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transaction, (iv) net earnings, (v) net income, (vi) product-related targets and (vii) cash flow, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(cc)                            “Plan” means this Evolving Systems, Inc. 2007 Stock Incentive Plan.

(dd)                          “Restricted Stock” means an Award of shares of Common Stock granted under Section 8 of the Plan.

(ee)                            “Restricted Stock Unit” means a right granted under Section 8 of the Plan that is denominated in shares of Common Stock.

(ff)                                “Share Reserve” means as defined in Section 4 of the Plan.

(gg)                          “Stock Appreciation Right” means any right granted under Section 7 of the Plan.

(hh)                          “Substitute Award” means an Award granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines.

3.                                      PLAN ADMINISTRATION

(a)                                  Authority of the Committee.  Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate.  The Committee, shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)                                     designate Participants;

(ii)                                  determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)                               determine the number of shares of Common Stock to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards, ;

(iv)                              determine the terms and conditions of any Award;

(v)                                 determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)                              determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;;

(vii)                           interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)                        establish, amend, suspend, or waive such rules and guidelines;

(ix)                                appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)                                   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)                                correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)                                 Administrative Actions. Unless otherwise expressly provided in the Plan, Subject to the limitations described in subsection (a) above, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

(c)                                  No Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

(d)                                 Action by the Committee.  Notwithstanding anything to the contrary expressed or implied in this Plan, any and all actions by the Committee required or permitted under this Plan shall require the unanimous approval of all Committee members.

4.                                      SHARES SUBJECT TO THE PLAN

(a)                                  Shares Available.  Subject to adjustment as provided in Section 14 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan (exclusive of shares of Common Stock that have been issued pursuant to Awards (“Existing Awards”) that have been granted under the Plan prior to April 20, 2010 and that have not, prior to such date (x) expired or been cancelled or otherwise terminated, without having been exercised or redeemed in full, (y) been reacquired by the Company prior to vesting or (z) been repurchased by the Company at cost prior to vesting) shall be 250,000 shares (“Share Reserve”).  Each share of Common Stock issued pursuant to an Award shall reduce the Share Reserve by one (1) share.  To the extent that a distribution pursuant to an Award is made in cash, the Share Reserve shall be reduced by the number of shares of Common Stock subject to the redeemed or exercised portion of the Award.  Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options (exclusive of shares of Common Stock that have been issued pursuant to Existing Awards) is 250,000 shares, subject to adjustment as provided in Section 14 of the Plan.

(b)                                 Individual Annual Award Limits. The following calendar year annual limits apply to grants of Awards unless the Committee specifically determines at the time of grant that the Award is not intended to qualify as performance-based compensation under the Plan: (i) 125,000 shares, subject to adjustment as provided in Section 14, for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and other stock-based awards; and (ii) $0.00 in annual Performance Awards payable in cash or other cash-based awards.

(c)                                  Changes to the Share Reserve.  If an Award  granted under the Plan shall for any reason (i) expire, be canceled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired by the Participant under such Award shall revert or be added to the Share Reserve and become available for issuance under the Plan; provided, however, that shares of Common Stock shall not revert or be added to the Share Reserve that had been (A) awarded under an Existing Award,  (B) tendered in payment of an Option, (C) withheld by the Company to satisfy any tax withholding obligation, or (D) purchased by the Company with the proceeds from the exercise of Options, and provided, further, that shares of Common Stock covered by a Stock Appreciation Right, to the extent the right is exercised and settled in shares of Common Stock, and whether or not shares of Common Stock are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued or transferred pursuant to the Plan.

(d)                                 Source of Shares.  Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or reacquired shares, bought on the market or otherwise.

(e)                                  Substitute Awards.  In the case of Substitute Awards, the shares of Common Stock subject to the Substitute Award shall not reduce the Share Reserve.  If a Substitute Award shall for any reason expire, be canceled or otherwise terminate, in whole or in part, be settled in cash or otherwise settled by issuance of fewer shares, the shares of Common Stock not acquired by the Participant shall not be added to the Share Reserve.  Further, any shares of Common Stock withheld or delivered to pay tax withholding obligations relating to a Substitute Award shall not reduce the Share Reserve.

5.                                      ELIGIBILITY

Individuals eligible to participate in this Plan include Employees, Directors and Consultants of the Company, or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted under Section 409A of the Code.

6.                                      STOCK OPTIONS

(a)                                  Grant of Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions, and any other terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine.  Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

(b)                                 Award Agreement.  Each Option granted under the Plan shall be evidenced by an Award Agreement.  The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

(i)                                     Exercise Price.  The purchase price per share of Common Stock that may be purchased by an Option shall be determined by the Committee; provided, however, and except with respect to Substitute Awards or as provided in Section 14, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

(ii)                                  Term.  The term of each Option shall not exceed ten (10) years from the date of grant.

(iii)                               Vesting; Restrictions on Exercise.  The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option.  Each Option shall become exercisable and shall vest over such period of time, or upon such events or such Performance Criteria, as determined by the Committee.

(iv)                              Time and Method of Exercise.  The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, shares of Common Stock, or other Awards or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(v)                                 Termination of Continuous Service.  Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Option following termination of the Participant’s Continuous Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Continuous Service.  In the absence of specific provisions in an Award Agreement setting forth rights to exercise following termination of a Participant’s Continuous Service, the following shall apply:

(A)                              Termination of Continuous Service Other than as a Result of Disability or Death.  In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (b) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the un-exercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall not become available for issuance under the Plan.

(B)                                Disability of a Participant.  In the event a Participant’s Continuous Service terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the un-exercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall not become available for issuance under the Plan.

(C)                                Death of a Participant.  In the event of the death of a Participant during, or within a period specified in the Option Agreement after the termination of, the Participant’s Continuous Service, the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Participant’s death pursuant to subsection 15(b), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the un-exercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall not become available for issuance under the Plan.

(c)                                  Limitations on Incentive Stock Options.

(i)                                     Initial Exercise.  The aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000.  For this purpose, the Fair Market Value of the shares of Common Stock shall be determined as of the date of grant and each Incentive Stock Option shall be taken into account in the order granted.

(ii)                                  Ten Percent Stockholders.  An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an exercise price at least equal to 110% of the Fair Market Value of a share of Common Stock on the date of grant and the term of the Option shall not exceed five (5) years.

(iii)                               Notification of Disqualifying Disposition.  If any Participant shall make any disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

7.                                      STOCK APPRECIATION RIGHTS

(a)                                  Grant of Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee.

(b)                                 Award Agreement.  Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement.

(i)                                     Grant Price.  The grant price shall be determined by the Committee; provided, however, and except as provided in Section 14, that such price shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except that if a Stock Appreciation Right is at any time granted in tandem with an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)                                  Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)                               Time and Method of Exercise.  The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.  At the discretion of the Committee, the payment upon exercise may be in cash, shares of Common Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion.  The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

(iv)                              Termination of Continuous Service.  Each Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s Continuous Service.  Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Continuous Service.

8.                                      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)                                  Grant of Restricted Stock or Restricted Stock Units.The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b)                                 Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement.

(i)                                     Restrictions on Transfer.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  Unrestricted shares of Common Stock, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(ii)                                  Share Registration.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)                               Forfeiture.  Upon termination of Continuous Service during the restriction period, except as determined otherwise by the Committee, all shares of Restricted Stock and all Restricted Stock Units that are then subject to restrictions shall be forfeited and reacquired by the Company.

9.                                      PERFORMANCE AWARDS

(a)                                  Grant of Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants.  Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.

(b)                                 Award Agreement.  Each grant of a Performance Award shall be evidenced by an Award Agreement.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)                                     may be denominated or payable in cash, shares of Common Stock (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)                                  shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

(c)                                  Covered Employee.   The Committee may from time to time grant Awards to Covered Employees that are intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code.  For purposes of such Awards, the Committee shall consider all of the requirements of Section 162(m), including the Qualifying Performance Criteria, approvals and certification by solely outside directors, the individual Award limits and any other requirements under Section 162(m) of the Code.

10.                               OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards.  Shares of Common Stock or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares of Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine.

11.                               DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants the right, if so determined by the Committee, to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Common Stock covered by the Award.  The Committee may provide that any dividends paid on shares of Common Stock subject to an Award must be reinvested in additional shares of Common Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award.  Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt.  All distributions, if any, received by a Participant with respect to an Award as a result of any split, Common Stock dividend, combination of shares of Common Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.                               TAX WITHHOLDING

The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, shares of Common Stock, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

13.                               CANCELLATION AND RE-GRANT OF OPTIONS

(a)                                  Subject to subsection (b) of this Article 13, the Board shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than 100% of the Fair Market Value, or, in the case of a ten percent (10%) stockholder (as defined in subsection 6(c)), not less than 110% of the Fair Market Value) per share of Common Stock on the new grant date.

(b)                                 Prior to the implementation of any such repricing or cancellation of one or more outstanding Options as described in Section 13(c), the Board shall obtain the approval of the stockholders of the Company to the extent required by the New York Stock Exchange, Nasdaq or other securities exchange listing requirements applicable to the Company, or applicable law.

(c)                                  To the extent required by Section 162(m) of the Code, shares subject to an Option canceled under this Section 13 shall continue to be counted against the maximum award of Options permitted to be granted during any calendar year to an individual Participant pursuant to Section 4(b) of the Plan.  The repricing of an Option hereunder resulting in a reduction of the exercise price shall be deemed to be a cancellation of the original Option and the grant of a new Option; in the event of such repricing, both the original and the new Options shall be counted against the maximum awards of Options permitted to be granted during any calendar year to an individual Participant pursuant to Section 4(b) of the Plan.  The provisions of this Section 13(c) shall be applicable only to the extent required by Section 162(m) of the Code.

14.                               ADJUSTMENTS UPON CHANGES IN STOCK

(a)                                  Changes in Capital.  If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards.  Such adjustments shall be made by the Committee proportionately, so as to put the Participant in the same economic position both prior to and after the change in capital.  The determination of the Committee shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b)                                 Change of Control.  In the event of a Change of Control, to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof) shall assume any Awards outstanding under the Plan or shall substitute similar Awards for those outstanding under the Plan and (ii) such Awards shall continue in full force and effect.  In the event any surviving corporation (or an Affiliate) refuses to assume or continue such Awards, or to substitute similar Awards for those outstanding under the Plan, then vesting (or release from the repurchase option) shall accelerate such that such Awards are fully vested at such event and shall be exercisable for a period of 15 days after notice from the Company.  If not so exercised within the 15 day period, then such Awards shall be terminated.

15.                               GENERAL PROVISIONS

(a)                                  Forms of Payment for Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, rights in or shares issuable under the Award or other Awards, other securities, or other Awards or any combination thereof, and may be in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with the rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(b)                                 Limits on Transfer of Awards.  Except as provided by the Committee, no Award, and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of a Participant.  Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(c)                                  Conditions and Restrictions Upon Securities Subject to Awards.  The Committee may provide that the shares of Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award.  Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation: (i) restrictions under an insider trading policy or pursuant to applicable law; (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements; (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (iv) provisions requiring shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(d)                                 Share Certificates.  All shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Common Stock or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the registration or delivery of stock certificates through the use of book-entry registration.

(e)                                  Changes in Accounting or Tax Rules.  Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify, as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

(f)                                    Non-exclusivity of the Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

(g)                                 Other Award Agreement Provisions.  Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

(h)                                 Other Employee Benefits.  The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units, Performance Awards, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

(i)                                     Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(j)                                     Governing Law.  The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

(k)                                  Section 409A.  Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code.  If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.  The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

(l)                                     Stockholder Rights.  No Participant nor any other holder of an Award granted under the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise of the Award or lapse of restrictions pursuant to its terms.

16.                               AMENDMENT, MODIFICATION AND TERMINATION

(a)                                  Amendment, Modification, and Termination.  Subject to Sections 3, 15(k) and 16(b), and only upon unanimous approval of the entire Board, the Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

(b)                                 Awards Previously Granted.  Except as otherwise may be required under Section 15(k), notwithstanding Section 16(a), to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

17.                               STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan shall be effective immediately upon approval by the stockholders.  Unless sooner terminated by the Board, this Plan shall terminate automatically on March 11, 2017.  After the Plan is terminated, no Awards may be granted.  Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 16, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

Please mark, date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.               ELECTION OF CLASS 3 DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐	Philip M. Neches
		☐	Richard R. Ramlall

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

		FOR	AGAINST	ABSTAIN
2.

APPROVAL OF THE AMENDMENT OF OUR 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 250,000 SHARES & TO APPROVE CERTAIN OTHER AMENDMENTS DESCRIBED IN THE PROXY.

		☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

In their discretion, the proxies are entitled to vote upon such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EVOLVING SYSTEMS, INC.

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
Proxy Solicited on Behalf of the Board of Directors of the Company
for the Annual Meeting of Stockholders—June 16, 2010

The undersigned hereby constitutes and appoints Brian R. Ervine and Anita T. Moseley, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Evolving Systems, Inc. to be held at the offices of Evolving Systems, Inc. at 9777 Pyramid Court, Suite 100, Englewood, Colorado 80112, on Wednesday, June 16, 2010, at 9:00 a.m. local time and at any postponements, continuations or adjournments thereof, on all matters coming before said meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

EVOLVING SYSTEMS, INC.

June 16, 2010

PROXY VOTING
INSTRUCTIONS

MAIL—Mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www. voteproxy.com up until 11:59PM Eastern Time the day before the meeting date.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at — www.evolving.com/investor_relations.html

\*/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.               ELECTION OF CLASS 3 DIRECTORS

NOMINEES:
☐	FOR ALL NOMINEES	☐	Philip M. Neches
		☐	Richard R. Ramlall

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ( • )

		FOR	AGAINST	ABSTAIN
2.

APPROVAL OF THE AMENDMENT OF OUR 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 250,000 SHARES & TO APPROVE CERTAIN OTHER AMENDMENTS DESCRIBED IN THE PROXY

		☐	☐	☐

3.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.